As filed with the Securities and Exchange Commission on March 22, 1995
						     Registration No. 33-_____


		       SECURITIES AND EXCHANGE COMMISSION
			     Washington, D.C. 20549
				  ____________

				    FORM S-4
	      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
				  ____________

			  UNISOURCE ENERGY CORPORATION
	      (Exact name of registrant as specified in its charter)

	Arizona                      4911                          86-0786732
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

			    225 West 34th Street
				 Suite 2110
			   New York, New York  10122
			      (212) 947-7200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
				  ____________

	Dennis R. Nelson, Esq.                       J. Anthony Terrell, Esq.
	Tucson Electric Power Company                John T. Hood, Esq.
	220 West Sixth Street                        Reid & Priest LLP
	Tucson, Arizona  85701                       40 West 57th Street
	(520) 571-4000                               New York, New York 10019
						     (212) 603-2000

(Name, address, including zip code, and telephone number, including area code, of agents for service)

	Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the share exchange between Tucson Electric Power Company ("TEP") and the Registrant (the "Share Exchange"), as described in the enclosed Proxy Statement-Prospectus, have been satisfied.

	If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. []

			CALCULATION OF REGISTRATION FEE

Title of                                   Proposed
Each Class of  Amount       Offering        Maximum           Amount of
Securities to  to be        Price Per   Aggregate Offering   Registration
be Registered  Registered   Unit(1)         Price(1)            Fee(2)
- -------------  -----------  ---------   ------------------   ------------
Common Stock,
No Par Value   178,500,000   $3.4375      $613,593,750        $211,585.54


(1) Estimated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended ("Securities Act"), based upon the market value of the shares of TEP Common Stock to be exchanged in the Share Exchange ($3.4375 per share, which is the average of the high and low sales prices of a share of TEP Common Stock on the consolidated transaction reporting system on March 20, 1995).

(2) The registration fee for the shares of Common Stock registered hereby has been calculated pursuant to Rule 457(f)(1) under the Securities Act as follows: 1/29th of one percent of $3.4375, the average of the reported high and low sales prices of a share of TEP Common Stock on the consolidated transaction reporting system on March 20, 1995, multiplied by 178,500,000, the number of shares of TEP Common Stock expected to be exchanged in the Share Exchange. Pursuant to Rule 457(b) under the Securities Act, $118,534 previously paid on February 6, 1995 upon filing with the Commission of preliminary proxy material of TEP has been credited against the registration fee payable in connection with this filing.

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



	UNISOURCE ENERGY CORPORATION

Cross Reference Sheet Pursuant to Rule 404(a) and Item 501(b) of Regulation S-K
   Showing the Locations in the Proxy Statement-Prospectus of the Information
	Required to be Included Therein in Response to Part I of Form S-4.


					       Location or Heading in
S-4 Item Number and Caption                    Proxy Statement-Prospectus
- ---------------------------                    ---------------------------

1.Forepart of the Registration Statement and
   Outside Front Cover Page of Prospectus      Facing Sheet, Cross Reference
					       Sheet, Prospectus Front Cover

2.Inside Front and Outside Back Cover Pages
   of Prospectus                               Prospectus Inside Front Cover,
					       Available Information,
					       Incorporation of Certain
					       Information By Reference,
					       Table of Contents

3.Risk Factors, Ratio of Earnings to Fixed
   Charges and Other Information               Summary, Certain Risk Factors,
					       Holding Company Proposal

4.Terms of the Transaction                     Summary, Holding Company
					       Proposal

5.Pro Forma Financial Information              Not Applicable
6.Material Contracts with the Company
   Being Acquired                              Not Applicable

7.Additional Information Required for
   Reoffering by Persons and Parties
   Deemed to be Underwriters                   Not Applicable

8.Interests of Named Experts and Counsel       Not Applicable

9.Disclosure of Commission Position on
   Indemnification for Securities Act
   Liabilities                                  Not Applicable

10.Information with Respect to S-3
   Registrants                                  Not Applicable

11.Incorporation of Certain Information
   by Reference                                 Not Applicable

12.Information with Respect to S-2 or
   S-3 Registrants                              Not Applicable

13.Incorporation of Certain Information
   by Reference                                 Not Applicable

14.Information with Respect to Registrants
   Other Than S-3 or S-2 Registrants            Summary, Holding Company
						Proposal

15.Information with Respect to S-3 Companies    Incorporation of Certain
						Information by Reference,
						Summary, Annual Meeting,
						Election of Directors,
						Holding Company Proposal

16.Information with Respect S-2
   or S-3 Companies                             Not Applicable

17.Information with Respect to Companies
   Other Than S-3 or S-2 Companies              Not Applicable

18.Information if Proxies, Consents or
   Authorizations are to be Solicited           Incorporation of Certain
						Information by Reference,
						Summary, Annual Meeting,
						Election of Directors,
						Holding Company Proposal

19.Information if Proxies, Consents or
   Authorizations are not to be Solicited
   or in an Exchange Offer                      Not Applicable





	TUCSON ELECTRIC POWER COMPANY
	220 West Sixth Street
	P.O. Box 711
	Tucson, Arizona 85702


Charles E. Bayless
Chairman of the Board   (520) 571-4000

	April 6, 1995
Dear Shareholder:

	You are cordially invited to attend the Annual Meeting of Shareholders of Tucson Electric Power Company ("TEP" or the "Company") to be held on May 26, 1995. The Meeting will begin at 2:30 p.m., Tucson time, at The Hilton East Hotel, 7600 E. Broadway Boulevard, Tucson, Arizona.

	At the Annual Meeting you will be asked to elect a Board of Directors for the ensuing year, to approve amendments to the Company's existing Omnibus Stock and Incentive Plan, and to act on a proposed new corporate structure in which TEP will be a subsidiary of a new holding company named UniSource Energy Corporation ("UniSource").

	TEP believes that it is in the best interests of its shareholders for TEP to participate in various segments of the evolving and expanding electric energy business. TEP also believes that such participation would be enhanced by the holding company structure, which is commonly used in the electric and other industries to conduct different lines of business.

	UniSource has been organized to implement this new structure. It is proposed that outstanding shares of TEP common stock be exchanged, on a share-for-share basis, for shares of UniSource. As a result, the holders of TEP common stock will become the owners of UniSource common stock, and UniSource will become the owner of the TEP common stock.

	If approved by the requisite vote of the shareholders and if all required regulatory approvals are received, the exchange will occur on the terms set forth in the Agreement and Plan of Exchange described in the accompanying Proxy Statement-Prospectus and attached thereto as an exhibit. Arizona corporation law has been amended, effective as of January 1, 1996, to establish a procedure for statutory share exchanges which bind all of the shareholders upon the approval of the plan of exchange by a majority of all votes entitled to be cast. Therefore, approval of the proposed plan of share exchange will require the affirmative vote of holders of shares of TEP common stock representing not less than a majority of all votes entitled to be cast by all holders of TEP common stock. If approved by the requisite vote of the shareholders and if required regulatory approvals are satisfactorily obtained, the share exchange would be effected on January 2, 1996, or as soon thereafter as practicable.

	If the new structure is effected, it will not be necessary for you to turn in your TEP common stock certificates in exchange for UniSource common stock certificates. The certificates for TEP common stock you now hold will automatically represent shares of UniSource common stock. New certificates bearing the name of UniSource will be issued in the future as certificates for presently outstanding shares of TEP common stock are presented for transfer.

	The directors of TEP will also become the directors of UniSource when the new structure becomes effective, and they will thereafter serve as the directors of UniSource until the first annual meeting of UniSource shareholders.

	The Company's Board of Directors believes that Shareholder approval of the plan of share exchange is important to the Company's long-term future.
The Board of Directors has concluded that the plan of share exchange is in the best interests of the Company's shareholders.

	The Board of Directors also recommends that the shareholders approve the other proposals described in the accompanying Proxy Statement-Prospectus that will be considered at the Meeting.

	During the Meeting, a report will be given on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have.

	The return by shareholders of proxies is indicative of their interest in the Company's affairs. Your interest is very much appreciated.

	Please fill out, sign, date and return the enclosed Proxy Card promptly. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.

					   Sincerely yours,

					   TUCSON ELECTRIC POWER COMPANY




					   Charles E. Bayless
					   Chairman of the Board, President and
					     Chief Executive Officer


	TUCSON ELECTRIC POWER COMPANY
	220 West Sixth Street
	P.O. Box 711
	Tucson, Arizona 85702   (520) 571-4000


	Notice of Annual Meeting of Shareholders May 26, 1995

To the Shareholders of
   TUCSON ELECTRIC POWER COMPANY

	Notice is hereby given that the Annual Meeting of Shareholders of Tucson Electric Power Company ("TEP") will be held on the 26th day of May, 1995, at the Hilton Hotel East, 7600 E. Broadway Boulevard, Tucson, Arizona, at 2:30 p.m., Tucson time, for the purposes of:

	(1)electing a Board of Directors for the ensuing year;

	(2)considering and taking action on a proposal for an Agreement and Plan of Exchange between TEP and UniSource Energy Corporation for the purpose of forming a holding company;

	(3)considering and taking action on a proposal for amendments to the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan; and

	(4)transacting such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

	The holders of record of common stock at the close of business on March 20, 1995, will be entitled to vote at the Meeting and at any adjournments thereof. Proxy soliciting material is being mailed to shareholders commencing on April 6, 1995.
					   By order of the Board of Directors,


					   Dennis R. Nelson
					   Secretary

Dated: April 6, 1995

IMPORTANT: Your presence at the Annual Meeting is desired, but if you cannot be present, please fill out, sign, date and return the enclosed form of proxy in the envelope provided. Due to the number of shareholders, your cooperation in returning your proxy promptly is essential and will be very much appreciated.

	YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN.
				 _

	TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.


				 PROXY STATEMENT

				      FOR

			 TUCSON ELECTRIC POWER COMPANY
			 _____________________________

				  PROSPECTUS

				      FOR

			   UNISOURCE ENERGY CORPORATION

				 COMMON STOCK

	This Proxy Statement-Prospectus contains both a Proxy Statement for the Annual Meeting of Shareholders of Tucson Electric Power Company, an Arizona corporation ("TEP" or the "Company"), to be held on May 26, 1995 (the "Meeting") and a Prospectus of UniSource Energy Corporation, an Arizona corporation ("UniSource"), relating to the issuance of up to 178,500,000 shares of common stock of UniSource, upon the effectiveness of and subsequent to the proposed formation of a holding company structure for TEP described herein.

	TEP proposes to form a holding company structure pursuant to an Agreement and Plan of Exchange, a copy of which is attached hereto as Exhibit A (the "Plan of Exchange"). Under the terms of the Plan of Exchange, all of the outstanding common stock of TEP will be exchanged on a share-for-share basis for UniSource common stock (the "Share Exchange") and all shares of UniSource common stock outstanding immediately prior to the Share Exchange will be canceled. Upon the effectiveness of the Share Exchange, each person that owned TEP common stock immediately prior to the Share Exchange will own the same number of shares of UniSource common stock, and UniSource will own all of the outstanding TEP common stock. See "HOLDING COMPANY PROPOSAL -- Agreement and Plan of Exchange."


If the Share Exchange is effected, it will not be necessary for holders of TEP common stock to surrender their existing stock certificates for stock certificates of UniSource. See "HOLDING COMPANY PROPOSAL -- Exchange of Stock Certificates Not Required."
				      _

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "SUMMARY" AND "CERTAIN RISK FACTORS."
				      _

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
				      _

	The principal executive offices of TEP and, upon the consummation of the Share Exchange, UniSource are located at 220 West Sixth Street, Tucson, Arizona 85701, telephone number (520) 571-4000. Prior to the consummation of the Share Exchange, the principal executive offices of UniSource are located at 225 West 34th Street, Suite 2110, New York, New York 10122. This Proxy Statement-Prospectus and the accompanying form of Proxy, solicited on behalf of the Board of Directors of TEP, were first released to shareholders on or about April 6, 1995.

The date of this Proxy Statement-Prospectus is March 24, 1995.


	TABLE OF CONTENTS


                                                												Page

AVAILABLE INFORMATION.......................................  4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........  4

SUMMARY.....................................................  5

GLOSSARY OF DEFINED TERMS...................................  9

INTRODUCTION................................................ 12

CERTAIN RISK FACTORS........................................ 12

ANNUAL MEETING.............................................. 13

	Voting of Shares........................................... 14
	Adjournments............................................... 15
	Security Ownership of Certain Beneficial
		Owners.................................................... 15
	Security Ownership of Management........................... 16

PROPOSAL 1 - ELECTION OF DIRECTORS.......................... 17
	General.................................................... 17
	Committee Functions........................................ 19
	Executive Compensation and Other Information............... 21
	Director Compensation...................................... 25
	Executive Employment Contracts............................. 25
	Report of the Compensation Committee of
		the Board of Directors on Executive
		Compensation.............................................. 26
	Comparison of Five Year
	  Cumulative Total Return.................................. 29
	1994 Omnibus Stock and Incentive Plan...................... 30
	1994 Outside Director Stock Option Plan.................... 33

PROPOSAL 2 - HOLDING COMPANY PROPOSAL....................... 36
	General.................................................... 36
	Corporate Organization..................................... 36
	Current TEP Regulation..................................... 38
	Reasons for the Holding Company Proposal................... 39
	Agreement and Plan of Exchange............................. 40
	Material Risk Factors...................................... 40
	Required Shareholder Approval Under New Arizona Law........ 41
	Required Regulatory Approvals.............................. 41
	Regulation of UniSource.................................... 41
	Business of UniSource...................................... 42
	Allocation of Expense Among UniSource,
		TEP and Sister Companies.................................. 42
	Amendment or Termination................................... 43
	No Rights of Dissent....................................... 43
	Effective Date of the Share Exchange....................... 43
	Notice of Exchange......................................... 43
	Exchange of Stock Certificates Not Required................ 43
	Certain Federal Income Tax Consequences.................... 44
	Description of UniSource Capital Stock..................... 45
	Increase in Authorized Shares of Common Stock.............. 45
	Listing of UniSource Common Stock.......................... 46
	Dividends.................................................. 46
	Warrants................................................... 47
	Directors and Management of UniSource...................... 48
	Officer Employment Contracts............................... 48
	Employee Benefit Plans..................................... 48
	Transfer Agent and Registrar............................... 48
	Financial Statements....................................... 49

PROPOSAL 3 - AMENDMENTS TO THE TUCSON ELECTRIC POWER COMPANY
		    1994 OMNIBUS STOCK AND INCENTIVE PLAN................. 49

EXPERTS..................................................... 50

LEGAL MATTERS............................................... 50

TRANSACTION OF OTHER BUSINESS............................... 50

SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING............... 50

EXHIBIT A - Agreement and Plan of Exchange

EXHIBIT B - Restated Articles of Incorporation of UniSource Energy
Corporation

EXHIBIT C - Amended Bylaws of UniSource Energy Corporation

EXHIBIT D - Tucson Electric Power Company 1994 Omnibus Stock and Incentive
Plan

EXHIBIT E - Tucson Electric Power Company 1994 Outside Director Stock Option
Plan


	AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents can be obtained from the Public Reference Section of the SEC at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company are also available for inspection and copying at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the offices of the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

	This Proxy Statement-Prospectus is a prospectus of UniSource delivered in compliance with the Securities Act of 1933, as amended (the "Securities Act"). A registration statement (the "Registration Statement") has been filed by UniSource with the SEC under the Securities Act with respect to the shares of UniSource's common stock offered hereby. As permitted by the rules and regulations of the SEC, this Proxy Statement-Prospectus omits certain information contained in the Registration Statement on file with the SEC.
For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

	No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus in connection with the matters referred to herein, and if given or made, any such information or representation must not be relied upon. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities covered by this Proxy Statement-Prospectus, by UniSource or any other person or an offer or solicitation of such securities, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities made under this Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or UniSource or in the information set forth herein since the date of this Proxy Statement-Prospectus.

	INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

	The Company hereby incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which has been filed with the SEC under the Securities Exchange Act. All reports and documents filed by the Company with the SEC after the date of this Proxy Statement-Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the effectiveness of the Share Exchange, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. The documents incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any subsequently filed Incorporated Document modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

	This Proxy Statement-Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement-Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, excluding the exhibits thereto unless any such exhibit is specifically incorporated by reference into an Incorporated Document. Requests for such documents should be directed to Investor Relations, by mail, at Tucson Electric Power Company, 220 West Sixth Street, Tucson, Arizona 85701, or by telephone at (520) 571-4000. In order to ensure timely delivery of the Incorporated Documents, any request should be made by May 19, 1995. The information relating to the Company contained in this Proxy Statement-Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.


	SUMMARY


	The following summary, which is presented herein solely to furnish limited introductory information regarding the proposed share exchange and the parties thereto, is based upon the more detailed information contained, or incorporated by reference, in this Proxy Statement-Prospectus including the Exhibits hereto, is qualified in its entirety by reference thereto and, therefore, should be read together therewith. Certain capitalized terms used in this summary are defined in the "Glossary of Defined Terms" herein or elsewhere in this Proxy Statement-Prospectus.


TEP and UniSource

	TEP was incorporated under the laws of the State of Arizona on December 16, 1963. TEP is the successor by merger as of February 20, 1964, to a Colorado corporation which was incorporated on January 25, 1902. TEP is an operating public utility engaged in the generation, purchase, transmission, distribution and sale of electricity for customers in the City of Tucson and certain of the surrounding area and to wholesale customers.
TEP holds a franchise which expires in 2001 to provide electric service to customers in the City of Tucson.

	UniSource Energy Corporation ("UniSource") was incorporated under the laws of the State of Arizona on March 8, 1995. UniSource was organized to become the parent of TEP if the Holding Company Proposal (as defined herein) described herein is approved and implemented.

	The principal executive offices of TEP and UniSource (upon the consummation of the Share Exchange) are located at 220 West Sixth Street, Tucson, Arizona 85701, telephone number (520) 571-4000. Prior to the consummation of the Share Exchange, the principal executive offices of UniSource are located at 225 West 34th Street, Suite 2110, New York, New York 10122.

	PROPOSAL 1

	Election of Directors

	Nine Directors have been nominated for election as directors of TEP to serve for the ensuing year and until their successors shall have been elected and shall have qualified:

	   Elizabeth T. Alexander                          Martha R. Seger
	   Charles E. Bayless                              Donald G. Shropshire
	   Jose L. Canchola                                H. Wilson Sundt
	   John A. Jeter                                   J. Burgess Winter
	   R. B. O'Rielly

	If the Holding Company Proposal is adopted and consummated, each of the persons elected as a director of TEP will also be a director of UniSource during the period from the time the Share Exchange is effected to the first annual meeting of shareholders of UniSource following the Share Exchange.
See "ELECTION OF DIRECTORS" and "HOLDING COMPANY PROPOSAL -- Directors and Management of UniSource."

	PROPOSAL 2

	Holding Company Proposal

Proposed Share Exchange

	Subject to shareholder and regulatory approvals, each share of TEP common stock will be exchanged for one share of UniSource common stock. It is anticipated that the Share Exchange will be effected in early January, 1996. See "HOLDING COMPANY PROPOSAL -- Effective Date of the Share Exchange." The Share Exchange would be effected in accordance with a procedure for statutory share exchanges established in the 1996 Corporation Law. If the Holding Company Proposal is approved by holders of TEP common stock as specified in "Required Vote" below, upon the effectiveness of the Share Exchange each holder of outstanding shares of TEP common stock will be deemed to have exchanged such shares for shares of UniSource common stock whether or not such holder voted in favor of the Holding Company Proposal.

Reasons for the Holding Company Proposal

	The Electric Energy Business in general is changing and becoming increasingly competitive, on both the wholesale and retail levels, due to a variety of regulatory, economic and technological developments. The net effect of these developments is a trend toward the "unbundling" of the traditional electric utility business into different business segments. TEP believes that it is in the best interests of TEP's shareholders for TEP to participate in various segments of the evolving and expanding business. TEP also believes that such participation would be enhanced by the holding company structure, which is commonly used in the electric and other industries to conduct different lines of business. See "HOLDING COMPANY PROPOSAL -- Reasons for the Holding Company Proposal."

Certain Risk Factors

	UniSource will have limited access to working capital and limited cash flow, primarily as a result of the expected inability of TEP to pay dividends on its common stock for the foreseeable future and restrictions on TEP's ability to make investments in UniSource. Substantially all of the assets of UniSource will initially consist of the common stock of TEP. Whether or not the Holding Company Proposal is adopted, TEP's prospects remain subject to significant economic, regulatory and other uncertainties, many of which are beyond TEP's control. If TEP is unable to make sales at prices adequate to recover its costs or if for other reasons TEP fails to maintain or improve its cash flows, TEP's ability to meet its obligations may be jeopardized.
See "CERTAIN RISK FACTORS."

Regulatory Approvals

	Consummation of the Share Exchange is predicated upon receiving approval from the Arizona Corporation Commission ("ACC") and the Federal Energy Regulatory Commission ("FERC"). Additionally, TEP will seek a "no action" position from the Staff of the SEC under the Public Utility Holding Company
Act of 1935, as amended, or, in the alternative, will seek approval of the SEC under such Act. See "HOLDING COMPANY PROPOSAL -- Required Regulatory Approvals."

Effectiveness

	The Share Exchange will be effective as soon as practicable after the receipt of regulatory and shareholder approvals and the effectiveness of the 1996 Corporation Law. In no event will this date be earlier than January 2, 1996. See "HOLDING COMPANY PROPOSAL -- Effective Date of the Share Exchange."

No Exchange of Certificates

	If the Share Exchange is effected, it will not be necessary for holders of TEP common stock to physically exchange their existing stock certificates for stock certificates of UniSource. See "HOLDING COMPANY PROPOSAL --
Exchange of Stock Certificates Not Required."

Stock Exchange Listing

	TEP common stock is currently listed on the New York and Pacific Stock Exchanges. UniSource intends to apply to list its common stock on such stock exchanges. It is expected that such listings will become effective on the effective date of the Share Exchange, subject to the rules of such stock exchanges. See "HOLDING COMPANY PROPOSAL -- Listing of UniSource Common Stock."

Market Value of TEP Common Stock

	The high and low sales prices of TEP common stock on March 20, 1995 were $3.50 and $3.375, respectively, as reported in the consolidated transaction reporting system.

Dividends

	Upon the Share Exchange, substantially all of UniSource's assets will consist of shares of TEP common stock. TEP is currently prohibited from paying dividends on its common stock and does not expect to pay dividends thereon for the foreseeable future. Therefore, UniSource does not expect to receive dividends from TEP which could be utilized to pay dividends on UniSource common stock. As a result, UniSource does not expect to pay dividends on its common stock in the foreseeable future. See "HOLDING COMPANY PROPOSAL -- Dividends."

Federal Income Tax Consequences

	As more fully discussed herein, in the opinion of Reid & Priest LLP,
(i) no gain or loss will be recognized by the holders of TEP common stock as a result of the Share Exchange, (ii) the tax basis of the UniSource common stock deemed received by holders of TEP common stock in the Share Exchange will be the same as their basis in the TEP common stock deemed surrendered in the Share Exchange and (iii) the holding period of the UniSource common stock deemed received by each holder of TEP common stock in the Share Exchange will include the period during which such holder held the TEP common stock deemed surrendered therefor, provided that the TEP common stock was held as a capital asset on the effective date of the Share Exchange. Consummation of the Share Exchange is conditioned upon, among other things, the receipt by TEP on the effective date of a confirmatory opinion of Reid & Priest LLP.
See "HOLDING COMPANY PROPOSAL -- Certain Federal Income Tax Consequences." Each shareholder of TEP's common stock should consult his/her own tax advisor as to the specific tax consequences of the Plan to such shareholder.

Required Vote

	Approval of the Holding Company Proposal will require the affirmative vote of holders of shares of TEP common stock representing not less than a majority of all votes entitled to be cast by all holders of shares of TEP common stock. "Abstentions" and non-votes (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote on the Holding Company Proposal due to the absence of instructions from beneficial owners) will have the same effect as negative votes. The failure to vote on the Holding Company Proposal will have the same effect as a negative vote. See "ANNUAL MEETING."

	The vote of TEP shareholders in favor of the Holding Company Proposal will be deemed to be ratification by such shareholders of the assumption by UniSource of the Omnibus Plan (as defined herein), as amended, and the TEP 1994 Outside Director Stock Option Plan upon effectiveness of the Share Exchange.

No Rights of Dissent

	Under Arizona law, shareholders are not entitled to either dissenters' or appraisal rights in connection with the matters being submitted for shareholder vote at the Meeting. See "HOLDING COMPANY PROPOSAL -- No Rights of Dissent."

Election of Directors

	The Directors of TEP will also become the Directors of UniSource upon the effectiveness of the Share Exchange, and they will serve as the Directors of UniSource until the first annual meeting of UniSource shareholders. See "HOLDING COMPANY PROPOSAL -- Directors and Management of UniSource."

	THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE HOLDING COMPANY PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE HOLDING COMPANY PROPOSAL.

	PROPOSAL 3

	Amendments to The Tucson Electric Power Company
	1994 Omnibus Stock and Incentive Plan

	TEP proposes to amend the 1994 Omnibus Stock and Incentive Plan ("Omnibus Plan") to include employees who are members of the Union in the Omnibus Plan's definition of "Employee," consistent with the Company's stated intention at the time of the adoption of the Omnibus Plan, and to clarify the ability of participants to exercise previously awarded options for a limited period following termination of employment due to death, disability or retirement.

Required Vote

	Approval of the Omnibus Plan Proposal (as defined herein) will require the affirmative vote of holders of a majority of the shares then represented at the Meeting. "Abstentions" will have the same effect as negative votes. Non-votes (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote on the Omnibus Plan Proposal due to the absence of instructions from beneficial owners) will not be counted as represented at the Annual Meeting. See "ANNUAL MEETING."

	THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE OMNIBUS PLAN PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE OMNIBUS PLAN PROPOSAL.

	YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN.


	GLOSSARY OF DEFINED TERMS





ACC.............................. The Arizona Corporation Commission.

Affiliated Interest Rules........ Rules promulgated by the ACC and set forth
				   under Title 14, Chapter 2, Article 8 of
				   the Arizona Administrative Code, which
				   apply to organization of public utility
				   holding companies and transactions between public utilities and affiliates.

Code.............................  The Internal Revenue Code of 1986, as
                            				    amended.

Company.........................   Tucson Electric Power Company.

Compensation Committee..........   The Compensation Committee of the Board of
                            				    Directors of TEP.

Directors' Plan.................   The 1994 Outside Director Stock Option Plan.

Electric Energy Business........   All segments of the electric energy
                            				    business, collectively, and, in particular,
				                                the business of producing, developing,
				                                generating, transmitting, distributing
				                                and/or supplying electric energy for any
				                                purpose, including the business of
				                                purchasing and selling electric energy
				                                and/or capacity (or arranging purchases
				                                and/or sales thereof), the business of
				                                providing electric energy services and any
				                                other business or businesses incidental to,
				                                or necessary in connection with, any of the
				                                foregoing.

Employee.........................  Any employee of TEP or its subsidiaries,
                            				    including officers and directors who are
				                                also employees.

Energy Act.......................  The Energy Policy Act of 1992.

FERC.............................  The Federal Energy Regulatory Commission.

General First Mortgage...........  The Indenture, dated as of April 1, 1941,
                            				    of Tucson Gas, Electric Light and Power
				                                Company to The Chase National Bank of the
				                                City of New York, as trustee, as
				                                supplemented and amended.

Holding Company Act..............  The Public Utility Holding Company Act of
                            				    1935, as amended.

IRS..............................  The Internal Revenue Service.

ISOs.............................  Incentive Stock Options.

kWh..............................  Kilowatt-hour(s).

Master Restructuring Agreement...  The Master Restructuring Agreement, dated as
                            				    of June 30, 1992, as amended, among TEP,
				                                Gallo Wash Development Company, Valencia
				                                Energy Company and the banks party thereto.

Meeting..........................  The Annual Meeting of Shareholders of TEP
                            				    to be held on May 26, 1995 and any
				                                adjournments thereof.

Named Executives.................  The Executive Officers of TEP named in the
                            				    Summary Compensation Table.

1996 Corporation Law.............  H.B. 2124 amending Arizona's General
                            				    Corporation Law effective as of January 1,
				                                1996, passed by the Arizona Legislature and
				                                signed by the Governor in 1994.

Omnibus Plan.....................  1994 Tucson Electric Power Company Omnibus
                            				    Stock and Incentive Plan.

Plan of Exchange.................  The Agreement and Plan of Exchange between
                            				    TEP and UniSource.

PURPA............................  Public Utility Regulatory Policies Act of
                            				    1978, as amended.

Registration Statement...........  The Registration Statement filed by
                            				    UniSource with the Securities and Exchange
                            				    Commission covering the common stock of
				                                UniSource to be issued pursuant to the Plan
				                                of Exchange.

SEC..............................  The Securities and Exchange Commission.

Securities Act...................  The Securities Act of 1933, as amended.

Securities Exchange Act..........  The Securities Exchange Act of 1934, as
                            				    amended.

Share Exchange...................  The exchange of each share of common stock
                            				    of TEP for one share of common stock of
				                                UniSource in accordance with the terms of
				                                the Plan of Exchange.

Sister Companies.................  Direct or indirect subsidiaries of UniSource
                            				    other than TEP or TEP's direct or indirect
				                                companies.  It is anticipated that such
				                                subsidiaries would be primarily engaged in
				                                the Electric Energy Business.

SRI..............................  Sierrita Resources, Inc., a wholly-owned
                            				    investment subsidiary of TEP.

TEP..............................  Tucson Electric Power Company.

TRI..............................  Tucson Resources, Inc., a wholly-owned
                            				    investment subsidiary of TEP.

Union............................  International Brotherhood of Electrical
                            				    Workers, Local Union No. 1116.

UniSource........................  The proposed parent company of TEP.

UniSource Common Stock...........  The outstanding shares of the common stock
                             			    of UniSource.


	INTRODUCTION

	This Proxy Statement-Prospectus is being furnished to shareholders of TEP in connection with the solicitation of proxies by the Board of Directors of TEP from holders of TEP's outstanding shares of common stock, no par value, for use at the TEP Annual Meeting of Shareholders (the "Meeting"). At the Meeting, the holders of TEP common stock will be asked to vote upon the following proposals:

	1)      Election of Directors;

	2)Share Exchange between TEP and UniSource in accordance with the Plan of Exchange (the "Holding Company Proposal"); and

	3)Amendments to the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan (the "Omnibus Plan Proposal").

	CERTAIN RISK FACTORS

	There are certain material risks associated with the adoption and implementation of the Holding Company Proposal. Since substantially all of the assets of UniSource will initially consist of the common stock of TEP, these risks relate to UniSource's limited access to working capital and limited cash flow resulting from the expected inability of TEP to pay dividends on its common stock for the foreseeable future and TEP's financial uncertainty.

	Limited Access of UniSource to Working Capital/Limited Cash Flow. Substantially all of the assets of UniSource initially following the Share Exchange will consist of the common stock of TEP. TEP does not expect to be able to resume payment of dividends on its common stock for the foreseeable future. See "HOLDING COMPANY PROPOSAL -- Dividends." Initially following the Share Exchange, UniSource will not conduct any direct business operations from which it will derive revenues, other than revenues received from providing administrative services to TEP and Sister Companies (as defined herein). See "HOLDING COMPANY PROPOSAL -- Business of UniSource." Because TEP will be the only direct subsidiary of UniSource immediately following the Share Exchange, UniSource's ability to fund administrative and operational expenses will initially be limited to cash received from TEP in exchange for administrative services provided to TEP. To the extent TEP provides administrative or operational services to UniSource, costs relating thereto will be allocated to UniSource. See "HOLDING COMPANY PROPOSAL -- Allocation of Expense Among UniSource, TEP and Sister Companies." In addition, under covenants contained in the Master Restructuring Agreement, the General First Mortgage and various lease transactions, TEP may be prohibited from making certain loans to or other investments in UniSource. Finally, under the Affiliated Interest Rules, TEP will be prohibited from making loans to UniSource in excess of $100,000 or for periods of more than one year without prior ACC approval. Accordingly, cash flow available to UniSource will be very limited until the operations of Sister Companies produce cash available for dividends to UniSource. In addition, the lack of cash flow available to UniSource may limit the ability of UniSource to organize and capitalize Sister Companies.

	In the event UniSource incurs liabilities in excess of cash flow available from TEP and the Sister Companies, UniSource may not have sufficient cash available to meet such liabilities. UniSource would be required to obtain outside financing, or TEP may be required to seek waivers of the provisions of certain of its credit agreements and leases and the Affiliated Interest Rules in order to permit TEP to provide interim financing to UniSource. There can be no assurance that UniSource would be able to obtain financing or that TEP would be able to obtain the necessary waivers. (See "TEP Financial Uncertainty" below).

	TEP Financial Uncertainty. Whether or not the Holding Company Proposal is adopted, TEP's prospects remain subject to significant economic, regulatory and other uncertainties, many of which are beyond TEP's control.
In December 1992, TEP consummated a comprehensive restructuring of obligations to certain creditors and reclassified its preferred stock into common stock. The Financial Restructuring was concluded following nearly two years of negotiations with various creditors including, but not limited to, bank lenders and lease participants. TEP initiated the Financial
Restructuring because it projected that it might have insufficient liquidity to meet its cash obligations by the end of the first quarter of 1991.
Further, in 1989 and 1990, TEP had negative cash flow and anticipated negative cash flow thereafter.

	TEP believes that the Financial Restructuring provides the Company the opportunity to return gradually to long-term financial viability. However, the Financial Restructuring itself is not sufficient to assure TEP's long-term financial viability.

	TEP's capital structure remains highly leveraged and TEP financial prospects and cash flows remain subject to significant economic, regulatory and other uncertainties, some of which are beyond TEP's control. These uncertainties include the degree of utilization of capacity through either retail electric service or wholesale sales and the extent to which TEP can alter operations and reduce costs in response to unanticipated economic downturns or industry changes due to continued high financial and operating leverage. TEP's ability to recover the costs of serving retail customers is dependent upon pricing of TEP's services, which requires ACC approval, and the level of sales to such customers. TEP anticipates continued growth in sales over the next five years primarily as a result of anticipated population and economic growth in the Tucson area. However, a number of factors, such as changes in economic conditions and the increasingly competitive electric markets, could affect TEP's sales.

	If TEP is unable to make sales at prices adequate to recover its costs, or if for other reasons TEP fails to maintain or improve its cash flows, TEP's ability to meet its obligations may be jeopardized. TEP has approximately $1.1 billion of long-term debt maturing, including approximately $774 million in reimbursement agreements relating to letters of credit which expire, during the 1997-2001 period. TEP intends to pay or refinance maturing bonds and bank loans and to replace or extend such reimbursement agreements. There can be no assurance, however, that TEP will be able to pay such debt or replace or extend such reimbursement agreements.

	In addition, TEP's ability to raise capital (through either public or private financings) is limited. TEP's ability to obtain debt financing will be limited by reason of limited free cash flow available to meet additional interest expense and due to the restrictive covenants contained in its obligations to creditors. Further, if TEP is required to refinance its debt obligations in order to repay them when due, such refinancing may be made on terms which are adverse to TEP. Access to equity capital may be limited because of TEP's likely limited future profitability and its inability to pay dividends for the foreseeable future. See "HOLDING COMPANY PROPOSAL -- Dividends."

	ANNUAL MEETING

	This Proxy Statement-Prospectus is being mailed to shareholders in connection with the solicitation, by and on behalf of the Board of Directors of TEP, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 26, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any and all adjournments of the Meeting.

	An appropriate form of proxy for execution by shareholders is enclosed. Any shareholder giving a proxy has the right to revoke the same in writing, directed to the Secretary, or in person at the Meeting at any time before the proxy is exercised.

	The entire cost of the solicitation of proxies will be borne by the Company. Solicitations will be made by the Company primarily by use of the mails. Additional solicitation of brokers, banks, nominees and institutional investors may be made pursuant to a special engagement of Beacon Hill Partners, Inc. at cost to the Company of approximately $5,000.00 plus reasonable out-of-pocket expenses. If necessary to obtain reasonable representation of shareholders at the Meeting, solicitations may also be made by telephone, telegraph or personal interview. The Company will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies, and will reimburse such brokers or other persons for their expense in so doing.

	In accordance with the Company's Bylaws, the Board of Directors has fixed March 20, 1995 as the record date for the determination of shareholders entitled to vote at the Meeting and at any and all adjournments thereof. The stock transfer books will not be closed.

	Representatives of Deloitte & Touche LLP, the Company's independent auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Voting of Shares

	At March 20, 1995, the Company had outstanding 160,723,702 shares of common stock. Holders of TEP common stock will be entitled to one vote per share, subject to cumulative voting rights in the election of Directors as described below.

	Under Arizona General Corporation Law, a majority of the shares entitled to vote on any single subject matter which may be brought before the Meeting will constitute a quorum, and business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law, the affirmative vote of a majority of the shares then represented at the Meeting and entitled to vote on a particular subject matter will be the act of the shareholders with respect to that subject matter; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present.

	In the election of Directors, each holder of shares of TEP common stock has the right to cumulate his votes by casting as many votes in the aggregate as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected, and he may cast the whole number of such votes for one nominee or distribute such votes among two or more nominees.
To be elected as a Director, a nominee must receive the affirmative vote of the majority of the shares then represented at the Meeting (subject to the proviso to the last sentence of the preceding paragraph) and, to give effect to the cumulative voting rights described above, if there are more than nine nominees who receive more than such a majority of the affirmative votes, the nine nominees receiving the largest number of affirmative votes shall be elected. "Withheld" votes will be counted as being represented at the Meeting and, therefore, will have the same effect as negative votes.

	Approval of the Holding Company Proposal requires the affirmative vote of holders of shares of TEP common stock representing not less than a majority of all votes entitled to be cast by all holders of TEP common stock. "Abstentions" and non-votes (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote on the Holding Company
Proposal due to the absence of instructions from beneficial owners) will have the same effect as negative votes.

	The vote of TEP shareholders in favor of the Holding Company Proposal will be deemed to be ratification by such shareholders of the assumption by UniSource of the Omnibus Plan, as amended, and the TEP 1994 Outside Director Stock Option Plan upon effectiveness of the Share Exchange.

	Approval of the Omnibus Plan Proposal requires the affirmative vote of a majority of the shares of TEP common stock then represented at the Meeting. "Abstentions" will be counted as being represented at the Meeting and, therefore, will have the same effect as negative votes. Non-votes (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote on the Omnibus Plan Proposal due to the absence of instructions from beneficial owners) will not be counted as being represented at the Meeting.

	The shares represented by an executed proxy (i) will be voted for the election of Directors, or withheld if so specified, and (ii) will be voted for or against the Holding Company Proposal and/or the Omnibus Plan Proposal, or will abstain with respect thereto, all in accordance with the specifications made in said proxy. If no specification is made in said proxy, the proxy will be voted "FOR" the nominees listed herein, and "FOR" both the Holding Company Proposal and the Omnibus Plan Proposal.

Adjournments

	It is the Company's present expectation that on the scheduled date of the Meeting, votes will be taken and the polls closed on Proposal Nos. 1, 2 and 3. It is possible, however, that management may propose one or more adjournments of the Meeting, either to allow the inspectors of election to count and report on the votes cast after the polls have been closed, or, without closing the polls, in order to permit further solicitation of proxies with respect to any of Proposal Nos. 1, 2 and 3 or for other reasons. In order for any such adjournment to be approved, the votes cast in favor thereof must represent a majority of the total number of votes entitled to be cast by the holders of the common stock present at the meeting in person or by proxy. Proxies solicited by the Board of Directors will be voted at the Meeting in favor of any adjournment proposed by management but will not be considered a direction to vote for any adjournment proposed by others. If any adjournment is properly proposed at the Meeting on behalf of any person other than management, the persons named as proxies, acting in such capacity, will have discretion to vote on such adjournment in accordance with their best judgment.

Security Ownership of Certain Beneficial Owners

	As of March 20, 1995, there was no person known by the Company to be beneficial owner of more than five percent of the outstanding shares of the common stock.

	All but one of the owner participants in the Company's lease of Unit 1 of the Springerville Generating Station submitted a "no-action" request to the staff of the SEC regarding their status under the Public Utility Holding Company Act of 1935, as amended ("Holding Company Act"). In connection with such "no-action" request, each such owner participant entered into a separate voting agreement with the Company (each, a "Voting Agreement") with respect to the shares of common stock and warrants to purchase common stock ("Warrants") which such owner participant received as part of the 1992 comprehensive restructuring of the Company's obligations to certain of its creditors, major suppliers and lease participants, as well as the reclassification of all shares of the Company's previously outstanding preferred stock into common stock (the "Financial Restructuring"). Under the Financial Restructuring, such owner participants received, in the aggregate, approximately 8.9% of the total number of shares of common stock outstanding at the date of the closing of the Financial Restructuring on December 15, 1992 (the "Closing") (but before giving effect to the exercise of the Warrants) and Warrants in an aggregate amount of approximately 6.75% of the total number of shares of common stock at the date of the Closing. Each Voting Agreement constitutes an irrevocable proxy of the owner participant directing the Company to vote those shares issued to it under the Financial Restructuring (including shares issuable upon the exercise of the Warrants) in the same proportion as the votes cast for and against any particular matter by the other holders of common stock voting on such matter. However, an owner participant has the right to vote or direct the voting of the shares of common stock held by it upon the occurrence of any of the following events: (i) a default under the Springerville Unit 1 leases; (ii) a default by the Company in respect of obligations with an aggregate amount in excess of $500,000; or (iii) the institution of bankruptcy or similar proceedings by or against the Company or any of its affiliates. In the event of any sale or disposition of the shares that are subject to a Voting Agreement to a person who is not an owner participant or an affiliate thereof, the shares sold would no longer be subject to that Voting Agreement.



Security Ownership of Management

	The following table sets forth as of March 1, 1995, the number and percentage of shares beneficially owned, along with the nature of such beneficial ownership, by each of the Company's Directors and nominees, the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company during 1994 and Mr. Finney who retired November 1, 1994, and all directors and executive officers as a group.

			     	                        Amount and               Allocable Amount
				                             Nature of      Percent   of Shares under
Title of  Name of                Beneficial     of        Deferred Compensation
Class     Beneficial Owner       Ownership(1)   Class     Stock Plan(2)
- --------  ---------------------- ------------   -------   ---------------------
Common    Elizabeth T. Alexander       0           --             --
       	  Nominee

Common    Charles E. Bayless       5,000            *           28,011
       	  Chairman, President
	         and CEO

Common    Jose L. Canchola         1,000            *              364
       	  Director

Common    Kathryn N. Dusenberry      369            *              700
       	  Director

Common    John A. Jeter            2,500            *             --
       	  Director

Common    R. B. O'Rielly           1,400            *              455
       	  Director

Common    Martha R. Seger            200            *              658
       	  Director

Common    Donald G. Shropshire     1,500            *             --
	         Director

Common    H. Wilson Sundt          7,760  (3)       *             --
       	  Director

Common    J. Burgess Winter        1,000            *            1,652
       	  Director

Common    Ira R. Adler             1,853  (4)       *             --
       	  Senior Vice President
	         and Chief Financial
	         Officer

Common    Frederic N. Finney III   8,358            *             --
      	   Former Senior Vice
	         President and Chief
	         Administrative Officer

Common    Dennis R. Nelson         1,500            *             --
      	   Vice President, General
	         Counsel and Corporate
	         Secretary

Common    Thomas A. Delawder       2,585  (5)       *            1,400
      	   Vice President
	         Energy Resources

Common    Gary L. Ellerd           6,611  (6)       *             --
      	   Vice President
	         Operations

Common    All directors and       50,112  (7)       *           39,794
      	   executive officers as
	         a group

___________________

 *Represents less than l% of the outstanding common stock of the Company.
(1)Based on information furnished by executive officers and directors. Includes shares subject to options exercisable within 60 days.
(2)Represents deferred compensation held in trust under the Deferred Compensation Stock Plan which will be invested in the Company's common stock on April 17, 1995. The indicated number of shares set forth under such column is an approximation based on the closing price of the Company's common stock on March 1, 1995. Such executive officers will not be the beneficial owners of such shares.
(3)Includes 5,000 shares held by a corporation with which Mr. Sundt is associated.
(4)Includes 1,353 shares subject to options exercisable within 60 days.
(5)Includes 2,029 shares subject to options exercisable within 60 days.
(6)Includes 6,311 shares subject to options exercisable within 60 days.
(7)Includes 11,046 shares subject to options exercisable within 60 days.



	PROPOSAL 1
	ELECTION OF DIRECTORS

General

	Nine Directors are to be elected at the Annual Meeting, to serve for the ensuing year and until their successors shall have been elected and shall have qualified. The votes applicable to the shares represented by executed proxies in the form enclosed, unless withheld, will be cast for the nine nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees, eight of whom are present members of the Board of Directors. All of the nominees have consented to serve if elected. If any nominee becomes unavailable for any reason or a vacancy should occur before the election (which events are not anticipated), it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

                                                								       Director
	Name and Principal Occupation                            Age    Since
	-----------------------------                            ---   --------
  ELIZABETH T. ALEXANDER, President and Treasurer of       55    Nominee
	 L & C Gourmet Products, Inc., an agricultural product
	 marketing company, and Director of International
	 Marketing of Santa Cruz Valley Pecan Co., since 1982.

	 CHARLES E. BAYLESS, Chairman of the Board of Directors   52      1990
	 since January 1992, President and Chief Executive Officer of the Company since July 1990; Senior Vice President and
	 Chief Financial Officer of the Company from December 1989 until July 1990; Director of Trigen Energy Corporation.

(1)(2)(3)JOSE L. CANCHOLA, President and Chief Operating Officer   63     1992
	 of Canchola Foods Inc., holder of several restaurant franchises in Tucson and Nogales, Arizona, since 1976;
	 Founder and Director of Azteca Corn Products Corporation from 1969 to 1985; National Foundation Coordinator, U.S.
	 Department of Commerce, Office of Minority Business
	 Enterprise from 1974 to 1976.

   (2)JOHN A. JETER, independent business consultant since      64     1994
	 1991; partner in the accounting firm of Arthur Andersen
	 & Co. from 1967 to 1991.

(1)(2)(3)R. B. O'RIELLY, President and Chief Executive Officer of  65     1989
	 O'Rielly Motor Company, an automobile dealership management company, since 1955; Director of Banc One
	 Arizona Corporation and Bank One Arizona, N.A.

   (2)MARTHA R. SEGER, Distinguished Visiting Professor of      63     1992
	 Finance, American Graduate School of International
	 Management from 1993 to present; John M. Olin
	 Distinguished Fellow at the Karl Eller Center for the
	 Study of Private Market Economy at the University of
	 Arizona from 1991 to 1993; Financial Economist and
	 Governor of the Federal Reserve System from 1984 until 1991; Director of Amoco Corporation, Xerox
	 Corporation, Kroger Company, Fluor Corporation,
	 Amerisure, Johnson Controls Inc., and Providian
	 Corporation.

   (2)DONALD G. SHROPSHIRE, retired President and Chief         67     1992
	 Executive Officer of TM Care, consisting of Tucson
	 Medical Center, TMC Health Enterprises Inc. and TMC
	 Foundation, from 1982 to 1992, having served as Administrator of Tucson Medical Center from 1967 to
	 1982; Chairman of the Board of Healthways, Inc. and
	 Partners in Health Maintenance, Inc. from 1985 to
	 September 1992; Director, First Interstate Bank of
	 Arizona, a subsidiary of First Interstate Bancorp.

(1)   (3)H. WILSON SUNDT, Chairman of the Board and Chief          62     1976
	 Executive Officer of Sundt Corp, a general construction contracting firm, since 1979, having served as President from 1979 until July 1983; Director of Magma Copper
	 Company.

(1)   (3)J. BURGESS WINTER, President and Chief Executive Officer  62     1992
	 of Magma Copper Company, a copper mining company, since
	 1988; Senior Vice President of Operations of BP Minerals
	 America from 1983 to 1988; Vice President and General
	 Manager of Inspiration Copper from 1976 to 1983;
	 Director of Magma Copper Company since 1988.
____________________

(1)Member of Nominating Committee.
(2)Member of Audit Committee.
(3)Member of Compensation Committee.

	As noted above, Dr. Seger is a member of the Board of Directors of Providian Corporation. Providian is a debt participant in the Company's leases of Springerville Unit 1 and also holds certain of the Company's first mortgage bonds. In addition, prior to the Closing, Providian was a holder of the Company's previously outstanding preferred stock. Dr. Seger has advised the Company that she does not intend to participate in any deliberations, or actions, of either the Board of Directors of the Company or of the Board of Directors of Providian, with respect to any matter involving the other such company.

Committee Functions

	The functions of the Audit Committee are to select and recommend to the Board of Directors a firm of independent certified public accountants to audit annually the financial statements of the Company; to review and discuss the scope of such audit; to receive and review the audit reports and recommendations; to transmit recommendations, if any, of the Audit Committee to the Board of Directors; to review with the internal audit department of the Company, from time to time, the accounting and internal control procedures of the Company and make recommendations to the Board of Directors for any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time shall delegate to that Committee. The Audit Committee held four meetings in 1994.

	The functions of the Compensation Committee are to review the performance of the Company's officers and to make recommendations to the Board of Directors with respect to officers' compensation. The Compensation Committee held seven meetings in 1994.



	The functions of the Nominating Committee are to interview potential directors of the Company and to nominate and recommend to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Nominating Committee held one meeting in 1994. At such times as director vacancies occur, the Nominating Committee will consider written recommendations for the Board of Directors which have been received from shareholders. Recommendations must include detailed biographical material indicating the candidate's qualifications and also a written statement from the candidate of willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, Tucson Electric Power Company, P.O. Box 711, Tucson, Arizona 85702.

	The Board of Directors held a total of eleven regular and special meetings in 1994. For the year ended December 31, 1994, Mr. Shropshire and Mr. Winter attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees upon which they served.



Executive Compensation and Other Information

	The following tables set forth certain information concerning compensation of, stock option grants to, and stock options/SARs held by the Company's Chief Executive Officer, the four most highly compensated executive officers and Mr. Finney who retired November 1, 1994 and who would have been considered one of the four most highly compensated executive officers of the Company except for the fact that he was not an executive officer of the Company at December 31, 1994.

	SUMMARY COMPENSATION TABLE

						                                                 Long-Term
						                                                 Compen-
						                                                 sation
						                                                 Awards      All
						                                                 Securities  Other
                           				Annual Compensation     Underlying  Compen-
Name and                      ----------------------   Options/    sation
Principal Position      Year  Salary($)  Bonus($)(1)   SARs (#)    ($) (2)
- ----------------------  ----  ---------  -----------   ----------  --------
Charles E. Bayless      1994   364,152     186,170        78,437      6,750
President and           1993   300,061        --            --        8,994
Chief Executive Officer 1992   279,904     240,000        64,378      8,728

Ira R. Adler            1994   212,572      94,881        38,159      6,750
Senior Vice President   1993   180,045        --            --        8,102
and Chief Financial     1992   173,916     108,000        30,901      8,728
Officer

Frederic N. Finney III  1994   158,268      68,258        30,890    601,123 (3)
Former Senior Vice      1993   170,040        --            --        7,652
President and Chief     1992   147,723      42,500        29,185      8,580
Administrative Officer

Dennis R. Nelson        1994   146,426      53,910        22,714      6,750
Vice President, General 1993   120,016        --            --        5,401
Counsel and Corporate   1992   117,020      60,000        12,876      7,978
Secretary

Thomas A. Delawder      1994   143,458      52,113        21,956      6,750
Vice President          1993   132,059        --            --        5,943
Energy Resources        1992   127,936      66,000        14,163      8,727

Gary L. Ellerd          1994   138,046      53,910        20,139      6,166
Vice President          1993   133,016        --            --        5,986
Operations              1992   130,458      33,250        14,292      7,367

___________________

(1)Represents amounts awarded under the 1994 Short-Term Incentive Plan for services rendered in 1994. See Report of the Compensation Committee of the Board of Directors on Executive Compensation.
(2)All Other Compensation for 1994 is comprised of the Company's contributions to the Company's Triple Investment Plan for Salaried Employees (401(k) Plan).
(3)Mr. Finney retired November 1, 1994. Mr. Finney's All Other Compensation is comprised of a $591,902 early retirement payment and the Company's matching contribution to the 401(k) Plan of $9,221.



	OPTION/SAR GRANTS IN LAST FISCAL YEAR

							                                                      Potential
							                                                      Realizable Value
							                                                      at Assumed Annual
							                                                      Rates of
							                                                      Stock Price
							                                                      Appreciation
			Individual Grants                                         for Option Term
- -----------------------------------------------------------  ----------------

	              		          Percent
	              Number of   of Total
	              Securities  Options/
	              Underlying  SARs
	              Options/    Granted to
	              SARs        Employees   Exercise
	              Granted     in Fiscal   Price     Expiration
Name           (#)         Year        ($/Sh)    Date        5%($)    10%($)
- ------------   ----------  ----------  --------  ----------  -------  -------
Charles E.
  Bayless        78,437       3.5%       3.25      6/13/04   160,318  406,277

Ira R. Adler     38,159       1.7%       3.25      6/13/04    77,993  197,651

Frederic N.
  Finney III     30,890       1.4%       3.25      9/30/97(1) 17,298   36,450

Dennis R.
  Nelson         22,714       1.0%       3.25      6/13/04    46,425  117,651

Thomas A.
  Delawder       21,956       1.0%       3.25      6/13/04    44,876  113,725

Gary L.
  Ellerd         20,139       0.9%       3.25      6/13/04    41,162  104,313

________________

(1)Mr. Finney retired November 1, 1994.



	On May 20, 1994, the shareholders of the Company voted to approve the Omnibus Plan. During 1994, the Compensation Committee granted stock options intended to qualify as incentive stock options under the Internal Revenue Code to all employees, with exercise prices equal to the market price of the Company's common stock at the date of grant. The options vest ratably over a three-year period, with the first one-third becoming exercisable in 1995.
The aggregate number of shares attributable to the 1994 grants is 2,214,205.

	AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
	AND FISCAL YEAR-END OPTION/SAR VALUES




					                                    Number of
			                                   		 Securities     Value of
				                                   	 Underlying     Unexercised
				                                   	 Unexercised    in-the-money
             		     Shares               Options/SARs   Options/SARs
		                  Acquired             at Fiscal      at Fiscal
		                  on        Value      Year-End (#)   Year-End ($)
		                  Exercise  Realized   Exercisable/   Exercisable/
Name                (#) (1)   ($)        Unexercisable  Unexercisable
- ------------------  --------  --------   -------------  -------------
Charles E. Bayless   25,781    94,261        0/142,815         0/0

Ira R. Adler         13,717    50,151    1,353/69,060          0/0

Frederic N.
  Finney III          5,877    21,488        0/30,890          0/0

Dennis R. Nelson      1,413     5,166        0/35,590          0/0

Thomas A. Delawder    2,912    10,646    2,029/36,119          0/0

Gary L. Ellerd        2,879    10,525    6,311/34,431          0/0

(1)The column indicates the number of securities as to which SARs were exercised. All such SARs that were exercised were paid in cash.



	PENSION PLAN TABLE

Remuneration
   ($)                           Years of Service
- ------------          --------------------------------------
             	        15       20       25       30       35
		                 -------  -------  -------  -------  -------
125,000             54,850   58,278   61,706   65,134   68,563

150,000             65,820   69,934   74,048   78,161   82,275

175,000             76,790   81,589   86,389   91,188   95,988

200,000             87,760   93,245   98,730  104,215  109,700

225,000             98,730  104,901  111,071  117,242  123,413

250,000            109,700  116,556  123,413  130,269  137,125

300,000            131,640  139,868  148,095  156,323  164,550

400,000            175,520  186,490  197,460  208,430  219,400

450,000            197,460  209,801  222,143  234,484  246,825

500,000            219,400  233,113  246,825  260,538  274,250


	Remuneration is comprised of the officers' average annual compensation during the five consecutive years of employment with the highest compensation within the last 15 years preceding retirement. Compensation is comprised of salary only, shown on the Summary
Compensation Table.






	The estimated credited years of service for the Company's most highly compensated executive officers and Mr. Finney follows:

                                 						         Credited
						                                          Years of
     	Name                                      Service
    --------                                    --------
	Charles E. Bayless..........................       5

	Ira R. Adler................................       9

	Frederic N. Finney III......................      25

	Dennis R. Nelson............................      17

	Thomas A. Delawder..........................      20

	Gary L. Ellerd..............................      10


	The amount of the pension benefit is equal to a base of 40% of the compensation for 15 years of service, plus 9.7% of such calculated amount. The base percentage increases 0.5% for each additional year of service until a maximum of 35 years of credited service is attained.
The estimated benefits shown in the Pension Plan Table are straight life annuities not subject to a reduction for any Social Security benefits.
The table also reflects amounts payable under the Excess Benefits Plan which will pay from the general funds of the Company the difference, if any, between the benefits shown in the table above and any benefit payments which may be limited by federal income tax regulations.

Director Compensation

	Each Director who is not a full-time salaried employee of the Company received an annual cash retainer of $15,000 in 1994 and $600 for each Board and committee meeting attended. Mr. J. Luther Davis, as Director Emeritus, received monthly compensation in the amount of $2,000. Directors who are salaried employees of the Company do not receive compensation in their capacity as members of the Board of Directors.

Executive Employment Contracts

	Mr. Finney retired on November 1, 1994. Under the terms of his release and settlement agreement with the Company, on January 3, 1995, Mr. Finney received severance pay in the amount of $256,700, as well as a "supplemental pension" payment in the amount of $335,202, which was paid by the Company, and not by the Company's defined benefit pension plan. In addition, Mr. Finney received an award under the Short-Term Incentive Compensation Plan for the year 1994, pro-rated to reflect his retirement on November 1.

	The Company has employment agreements with 13 officers (including the five most highly compensated officers) which become effective in the event of a change in control of the Company (which includes the acquisition of beneficial ownership of 30% of the common stock, certain changes in the Board of Directors, or approval by the shareholders of certain mergers or consolidations or of certain transfers of the Company's assets). The agreements provide that each officer shall be employed by the Company or one of its subsidiaries or affiliates in a position comparable to his current position, with compensation and benefits which, as set forth in each agreement, are at least equal to such officer's then current compensation and benefits, for an employment period of five years after a change in control occurs (subject to earlier termination due to such officer's acceptance of a position with another company, or termination by the Company for cause).

	Following a change in control of the Company, in the event that the officer's employment is terminated by the Company (with the exception of termination due to the officer's acceptance of another position or for cause) or if the officer terminates his employment because of a reduction in position, responsibility, salary or for certain other good reasons, the officer is entitled to severance benefits in the form of
(i) a lump sum payment equal to the present value of his salary for the next two years under the agreement, (ii) the present value of the additional amount he would have received under the Retirement Plan if he had continued to be employed for the five-year period after a change in control occurs, (iii) the present value of contributions that would have been made by the Company under the 401(k) Plan if he had continued to be employed for such five-year period, and (iv) the spread on any Company stock options which would have been granted to the officer if he had continued to be employed for two years following such termination. Such officer is also entitled to continue to participate for such five-year period in the Company's health plans, death benefit plans and disability benefit plans. Notwithstanding the above, any payment which is determined to be a parachute payment under the Code shall be limited to the maximum amount permitted to be paid without the imposition of an excess parachute payment excise tax, minus one dollar (and if it shall be determined that the Company has made a payment in excess of this limitation, such excess would become a loan and the officer would be required to repay such amount). Assuming a change in control occurred on December 31, 1994 which resulted in the immediate termination of all five of the Company's most highly compensated officers, the total payments made by the Company pursuant to the said contracts would not be expected to exceed $3,500,000.

	For additional information regarding the effects of the proposed Share Exchange with UniSource on officer contracts, see "HOLDING COMPANY PROPOSAL -- Officer Employment Contracts."

	REPORT OF THE COMPENSATION COMMITTEE
	OF THE BOARD OF DIRECTORS
	ON EXECUTIVE COMPENSATION

	The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for developing and administering the Company's executive compensation policies and programs and making recommendations to the Board with respect thereto. In 1994, the Compensation Committee was comprised of five of the Company's independent outside Directors. The Compensation Committee determines the compensation of the Company's executive officers, including Mr. Bayless and the other senior executives named in the Summary Compensation Table (the "Named Executives"), and sets policies for and reviews the compensation awarded to other key members of management.
The Company applies a consistent philosophy to compensation for all executive employees, including the Named Executives.

	Compensation Policies Applicable to Executive Officers

	The Company's executive compensation policies and programs generally are intended to (i) relate the compensation of employees to the success of the Company and the creation of shareholder value; and
(ii) attract, motivate and retain highly qualified executives. In determining its officer compensation strategy for 1994, the Compensation Committee retained an external consultant to provide guidance and recommendations. With the assistance of such consultant, the Compensation Committee developed and implemented a compensation program which is intended to provide competitive pay levels which are linked to the achievement of the Company's strategic objectives.

	The Company's 1994 compensation program consisted of three components: base salary; short-term incentive compensation; and long-term incentive compensation.

Base Salaries

	The base salary component of compensation is intended to be competitive with that paid by comparable companies in the electric industry. In developing the compensation program, the Compensation Committee retained an external consultant to conduct a competitive analysis of pay for the Company's officer group. In conducting its analysis, the consultant used a comparative survey of 15 electric utilities, chosen based on their business and size, with revenues from $.04 billion to $1.6 billion. The Compensation Committee believed the companies participating in the survey are a more appropriate comparison for the Company than the Edison Electric 100 companies used in the Performance Graph set forth following this Report, because the type of business and annual revenues of the companies included in the survey are more closely related to those of the Company. The companies included in the survey were Arizona Public Service Company; Boston Edison Company; Destec Energy, Inc.; Duquesne Light Company; Iowa-Illinois Gas and Electric Company; Louisville Gas and Electric Company; Minnesota Power; Mission Energy Company; NIPSCO Industries, Inc.; PSI Resources, Inc.; Portland General Corporation; SCANA Corporation; Wisconsin Energy Corporation; Wisconsin Power and Light Company; and Wisconsin Public Service Corporation. The external data from that survey was used to develop a market compensation for each executive position. "Market compensation" refers to the average total salary for utility executives as shown in the survey. Base salaries for the Company's executive officers (including Mr. Bayless and the other Named Executives) were set at market compensation levels in February 1994, in recognition of the increasingly competitive environment in the electric industry and the need to continue to attract and retain highly qualified executives, as well as the fact that a substantial portion of each executive's total compensation package is "at-risk," based on the achievement of certain corporate goals. See "Short-Term Incentive Compensation" and "Long-Term Incentive Compensation" below. Mr. Bayless received a 23% increase in base salary. The other Named Executives received increases ranging from 0% to 25%.

Short-Term Incentive Compensation

	The Board adopted the Short-Term Incentive Plan to provide compensation for meeting or exceeding specified corporate objectives designed to contribute to the attainment of the Company's long-term strategic plan. Under the Short-Term Incentive Plan, target award levels are set as a percentage of each participant's base salary. In 1994, the percentage for Mr. Bayless was 35% and for the other executive officers ranged from 25-30%. Actual awards can vary from 0 to 150% of the target award level, depending upon the Company's performance in relation to pre-established goals. For 1994, pre-established goals for officers (including Mr. Bayless and the other Named Executives) consisted of three corporate objectives and six operational objectives. Seventy percent of target award levels were based on performance in relation to the corporate objectives and 30 percent of target award levels were based on performance in relation to operational objectives. The corporate objectives consisted of: 1) increasing the Company's intrinsic value, measured by cash flow return on investment; 2) improving profitability, measured by earnings per share; and 3) improving customer and community satisfaction, measured by a customer satisfaction survey. The operational objectives consisted of: 1) managing O&M costs within a specified growth rate, measured by total O&M costs/total sales; 2) utilizing human resources effectively, measured by a formula based on average number of retail customers and total full-time equivalent employees; 3) achieving employee assimilation of corporate values and culture, measured by an employee satisfaction survey; 4) maintaining a safe working environment, measured by a formula based on number of OSHA recordable injuries and illnesses; 5) improving the success of affirmative action/EEO hiring opportunities, measured by a formula based on number of successful candidates meeting affirmative action qualifications; and 6) enhancing service reliability to meet customer needs and expectations, measured by average forced outage rate and average kWh outage duration.

	In calculating the percentage of target awards payable, the Compensation Committee established target performance levels for each of the corporate and operational objectives. Minimum performance levels (50%) and exceptional performance levels (150%) were established as well. No credit was given for performance below minimum levels. In order for any incentive compensation to be paid, the Company was required to meet at least the minimum performance levels on each of the corporate objectives. The Company exceeded the minimum performance levels for each of the corporate objectives in 1994. In addition, the Company exceeded the aggregate target levels for the corporate objectives and for the operational objectives. Based upon such performance, incentive compensation was awarded to each of the executive officers (including Mr. Bayless) in the amount of 144% of his or her target award level. Incentive compensation earned in 1994 by Mr. Bayless and the other Named Executives is set forth in the preceding Summary Compensation Table.

Long-Term Incentive Compensation

	At the recommendation of the Compensation Committee, the Board of Directors unanimously adopted, and, at the 1994 Annual Meeting of Shareholders, the shareholders approved the Tucson Electric Power
Company 1994 Omnibus Stock and Incentive Plan (the "Omnibus Plan"). The Omnibus Plan was designed to retain and attract quality employees over the long term in a manner which directly aligns their interests with shareholder interests. On June 13, 1994, the Compensation Committee issued Incentive Stock Options ("ISOs") to all employees of the Company including Mr. Bayless and the other Named Executives. In calculating the level of awards to Mr. Bayless and the other executive officers under the Omnibus Plan, the Compensation Committee considered the aforementioned competitive analyses of executive compensation for comparable positions at other companies. Based on such analyses, as well as Mr. Bayless' continuing contribution to the Company's financial recovery and achievement of its long-term strategic goals, the Compensation Committee awarded Mr. Bayless incentive stock options with a total value equal to 44% of his base salary (based on 5% projected appreciation over the term of the options). The total value of stock options issued to other Named Executives ranged from 29-36% of base salary. The number of shares covered by the stock option grant to Mr. Bayless was 78,437. The Compensation Committee did not consider the number of options previously granted or outstanding.

	The Compensation Committee does not presently have a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code.

						     Respectfully submitted,

						     THE COMPENSATION COMMITTEE
						     H. Wilson Sundt
						     Jose Canchola
						     Kathryn N. Dusenberry
						     R. B. O'Rielly
						     J. Burgess Winter





	TUCSON ELECTRIC POWER COMPANY
	Comparison of Five-Year Cumulative Total Return
	Tucson Electric Power Company, S&P 500 Index, and EEI Index of 100 Investor-Owned Utilities

The graph showing on the hard copy represents the comparison of five year cumulative total return between Tucson Electric Power Company, the S&P 500 Index, and EEI index of 100 investor-owned utilities. The graph's X-axis shows the years 1989 to 1994, and the Y-axis shows dollar values from 0 to 160. The data points are connected by lines with the following markers: TEP - squares; S&P 500 Index - triangles; EEI index of 100 investor-owned utilities - circles. The datapoints are as follows:

              		   1989   1990   1991   1992   1993   1994
		                 ----   ----   ----   ----   ----   ----
Tucson Electric
 Power Company     $100    $33    $25    $14    $20    $17

S&P 500 Index      $100    $97   $126   $136   $150   $152

EEI Index of 100
 Investor-owned
  Utilities        $100    $99   $128   $141   $157   $137


Also, it assumes $100 invested on December 31, 1989 in Tucson Electric Power Company Common Stock, S&P Index and EEI Index. It is assumed that all dividends are reinvested in stock at the frequency paid and the returns of each component peer group issuer are weighted according to the issuer' stock market capitalization at the beginning of the period.


1994 Omnibus Stock and Incentive Plan

	The 1994 Omnibus Stock and Incentive Plan (the "Omnibus Plan") was adopted by the Board of Directors as part of a comprehensive review of compensation. The following is a summary of the material features of the Omnibus Plan. For a description of the amendments to the Omnibus Plan, see "OMNIBUS PLAN PROPOSAL." This summary of the Omnibus Plan is qualified in its entirety by reference to the copy of the Omnibus Plan attached as Exhibit D.

	The vote of TEP shareholders in favor of the Holding Company Proposal will be deemed to be ratification by such shareholders of the assumption by UniSource of the Omnibus Plan, as amended upon effectiveness of the Share Exchange.

	Participation. All employees (approximately 1,630) are eligible to participate in the Omnibus Plan, unless hired for a job of limited duration or for a student internship. Participants are those employees selected by the Compensation Committee in its sole discretion from those eligible for awards. Non-employee directors are not eligible to participate in the Omnibus Plan.

	Administration. The Omnibus Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed entirely of non-employee directors. The Committee meets the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

	Types of Awards. The Omnibus Plan provides for granting of any or all of the following types of awards: stock options, including incentive stock options, non-qualified stock options and discounted stock options; stock appreciation rights; restricted stock; performance units; perfor-mance shares; and dividend equivalents. The type and amount of awards, the time when made, the term, the price, exercise provisions, vesting provisions, performance criteria, if any, method of payment, and any other terms of the award will be determined by the Compensation
Committee at the time of each grant, subject to the express provisions of the Omnibus Plan.

	Awards which are not yet exercisable will be accelerated upon any "change in control" of the Company, as defined in the Omnibus Plan. The formation of the holding company described in "HOLDING COMPANY PROPOSAL" is not a "change of control" under the Omnibus Plan.

	Term and Amendment. The Omnibus Plan was adopted by the Board of Directors effective February 4, 1994, subject to shareholder approval and the receipt of any necessary governmental approvals. The shareholders approved the Omnibus Plan at the 1994 Annual Meeting of Shareholders, and all necessary regulatory approvals have been received from the ACC for the issuance of up to 2,214,205 shares of common stock of TEP. To issue additional shares of TEP common stock under the Omnibus Plan, additional ACC approval would be required. No awards may be made under the Omnibus Plan on or after the 10th anniversary of its effective date. The Omnibus Plan is subject to earlier termination by the Board. The Board may amend the Omnibus Plan without further approval of the shareholders except to the extent approval is required by Rule 16b-3 under the Exchange Act or is otherwise required by law.

	Shares Subject to the Omnibus Plan. The number of shares of common stock of the Company, no par value, underlying awards under the Omnibus Plan may not exceed 8 million shares in the aggregate (subject to anti-dilution adjustments). Shares underlying awards that expire or terminate unexercised or that are not settled in stock are thereafter available for further grants to the maximum extent possible. The closing price of Company common stock on the consolidated tape on March
1, 1995 was $3.50 per share. The shares of common stock to be delivered under the Omnibus Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose.

	Grant Information. It is not possible to determine awards that will be made pursuant to the Omnibus Plan in the future or the number of officers and employees who will be selected for awards under the Omnibus Plan.

	The exercise price for incentive and non-qualified stock options granted under the Omnibus Plan may not be less than the fair market value of the Company's common stock on the date of grant; provided, however, that non-qualified stock options which are discounted stock options are not subject to this restriction but must have an exercise price not less than the greater of $1.00 or 25% of the fair market value of the stock on the date of grant.

	Other terms of option grants are determined by the Compensation Committee on the date of grant.

	During 1994, the Compensation Committee granted stock options intended to qualify as incentive stock options under the Internal Revenue Code to all employees, with exercise prices of $3.25 - $3.50. The options vest ratably over a three-year period, with the first one-third becoming exercisable in 1995, and expire in 2004. The aggregate number of shares attributable to the 1994 grants is 2,214,205.

	The following table reflects the 1994 option grants:


	NEW PLAN BENEFITS
	TUCSON ELECTRIC POWER COMPANY
	1994 OMNIBUS STOCK AND INCENTIVE PLAN


Name and Position                 Dollar Value($)*        Number of Units
- -----------------------------     ----------------        ---------------
Charles E. Bayless
  Chairman, President and CEO         274,530                  78,437

Ira R. Adler
  Senior Vice President and
  Chief Financial Officer             133,557                  38,159

Frederic N. Finney III
  Former Senior Vice President
  and Chief Administrative Officer    108,115                  30,890

Dennis R. Nelson
  Vice President, General Counsel
  and Corporate Secretary              79,499                  22,714

Thomas A. Delawder
  Vice President, Energy Resources     76,846                  21,956

Gary L. Ellerd
  Vice President, Operations           70,487                  20,139

Executive Group                     1,383,099                 395,171

Non-Executive Director Group     Not eligible

Non-Executive Officer
  Employee Group                    6,366,619               1,819,034





*Dollar value represents the value of stocks to be received upon the exercise of the options (and payment of the exercise price of $3.25 per share) by the recipient. For illustrative purposes, the value in this table is based on $3.50 per share, the closing price of the Company's common stock on March 1, 1995.

Stock Options Federal Income Tax Consequences:  Consequences to the
Optionholder

	Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of incentive stock options and non-qualified stock options under the Omnibus Plan.

	Exercise. The exercise of incentive stock options is not a taxable event for regular federal income tax purposes. However, such exercise may give rise to an alternative minimum tax liability (see "Alternative Minimum Tax" below).

	Upon the exercise of a non-qualified stock option, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company common stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a non-qualified stock option will be subject to both wage and employment tax withholding.

	The optionholder's tax basis in the shares acquired pursuant to the exercise of a stock option will be the amount paid upon exercise plus, in the case of a non-qualified stock option, the amount of ordinary income recognized by the optionholder upon exercise.

	Qualifying Disposition - Incentive Stock Option. If an optionholder disposes of shares of Company common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one year after the date on which the shares are transferred to the optionholder, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

	Disqualifying Disposition - Incentive Stock Option. If the optionholder disposes of shares of Company common stock acquired upon exercise of an incentive stock option (other than in certain tax-free transactions) within two years from the date on which the incentive stock option is granted or within one year after the transfer of the shares to the optionholder, then at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (a) the excess of such shares' fair market value on the date of exercise over the exercise price paid by the optionholder or (b) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the amount realized on a taxable disposition exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the amount realized is less than the exercise price paid by the optionholder), then the loss will be capital loss.

	Disposition - Non-Qualified Stock Option. If an optionholder disposes of shares of Company common stock acquired upon exercise of a non-qualified stock option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Company common stock acquired upon exercise of incentive stock options as discussed above) will be long-term or short-term depending on whether the shares of Company common stock were held for more than one year from the date such shares were transferred to the optionholder.

	Alternative Minimum Tax. Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the optionholder's regular tax for the taxable year. Generally, AMT is computed at the rate of 24% on the excess of a taxpayer's alternative minimum taxable income ("AMTI") over the exemption amount and does not exceed $175,000 plus 28% of the taxpayer's AMTI over the exemption amount in excess of $175,000. The exemption amount is $40,000 for joint returns or returns of a surviving spouse ($30,000 for single taxpayers), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of a surviving spouse ($112,000 for single taxpayers). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

	The exercise of incentive stock options (except non-qualified stock options) will generally result in an upward adjustment to the optionholder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. The basis of the stock acquired, for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the option. Upon the disposition of the stock, the increased basis will result in a smaller capital gains for AMTI than for ordinary income tax purposes.

Stock Options Federal Income Tax Consequences:  Consequences to the
Company

	There are no federal income tax consequences to the Company by reason of the grant of incentive stock options or non-qualified stock options or the exercise of incentive stock options (other than disqualifying dispositions).

	At the time the optionholder recognizes ordinary income from the exercise of non-qualified stock options, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its withholding obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of incentive stock options, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

	The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a non-qualified stock option. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of non-qualified stock options.

Stock Options Federal Income Tax Consequences:  Other Tax Consequences

	The foregoing discussion is not a complete description of the federal income tax aspects of incentive stock options and non-qualified stock options under the Omnibus Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

1994 Outside Director Stock Option Plan

	The Tucson Electric Power Company 1994 Outside Director Stock Option Plan (the "Director Plan") is intended to attract and retain highly qualified non-employee Directors by providing to them an equity interest in the Company, more closely aligning their interests with the Company's shareholders, and providing them with reasonable and fair compensation. The following is a summary of the material features of the Director Plan. This summary of the Director Plan is qualified in its entirety by reference to the copy of the Director Plan attached as Exhibit E.

	The vote of TEP shareholders in favor of the Holding Company Proposal will be deemed to be ratification by such shareholders of the assumption by UniSource of the Director Plan upon effectiveness of the Share Exchange.

	Participation. Individuals eligible to participate in the Director Plan are those members of the Board who are not common law employees of the Company or emeritus directors of the Company ("Eligible Directors").

	Administration. The Director Plan is administered by those non-Emeritus Directors who are not eligible to participate in the Director Plan (the "Ineligible Directors").



	Types of Awards. The Director Plan provides for an annual grant of 6,000 non-qualified stock options to each Eligible Director. Each option will have an exercise price equivalent to the fair market value of one share of Company common stock on the day such option is granted. Each grant vests ratably and becomes exercisable in one-third increments on each anniversary of the date of the grant.

	Awards which are not yet exercisable will be accelerated upon any "change in control" of the Company, as defined in the Director Plan.
The formation of the holding company described in "HOLDING COMPANY PROPOSAL" is not a "change of control" under the Omnibus Plan.

	Term and Amendment. The Director Plan was adopted by the Board of Directors effective February 4, 1994, subject to shareholder approval and the receipt of any necessary governmental approvals. The shareholders approved the Director Plan at the 1994 Annual Meeting of Shareholders, and all necessary regulatory approvals have been obtained. No awards may be made under the Director Plan on or after the 10th anniversary of its effective date. The Director Plan is subject to earlier termination by the Board. The Board may amend the Director Plan without further approval of the shareholders except to the extent approval is required under Rule 16b-3 under the Exchange Act or otherwise required by law. The Director Plan may not be amended more than once every six months other than to comply with the provisions of the Internal Revenue Code of 1986, as amended, or the Employee
Retirement Income Security Act.

	Shares Subject to the Director Plan. The number of shares of common stock of the Company, no par value, underlying awards under the Director Plan will be 6,000 shares per year per Eligible Director (subject to anti-dilution adjustments). Shares underlying awards that expire or terminate unexercised or that are not settled in stock are thereafter available for further grants to the maximum extent possible. The closing price of Company common stock on the consolidated tape on March 1, 1995 was $3.50 per share. The shares of common stock to be delivered under the Director Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose.

	Grant Information. On January 3, 1995 each Eligible Director received an initial award of options to purchase 6,000 shares of common stock at an exercise price of $3.125 per share. The options expire on January 3, 2005. If elected, Ms. Alexander will receive an award of 6,000 options on the date she becomes a director, at an exercise price equal to the fair market value of the Company's common stock on such date. Each Eligible Director shall receive an annual award of options to purchase 6,000 shares of Common Stock on the anniversary date of the initial award, for the life of the Director Plan.

	NEW PLAN BENEFITS
	TUCSON ELECTRIC POWER COMPANY
	1994 OUTSIDE DIRECTOR STOCK OPTION PLAN


Name and Position           Dollar Value($)*      Number of Units
- -----------------------     ----------------      ---------------
CEO and Named Executive
  Officers                     Not eligible
Executive Group                Not eligible
Non-Executive Director
  Group (eight persons)             168,000             48,000
Non-Executive Officer
  Employee Group               Not eligible

Nominees for Director

Elizabeth T. Alexander               21,000              6,000
Charles E. Bayless             Not eligible
Jose L. Canchola                     21,000              6,000
John A. Jeter                        21,000              6,000
R.B. O'Rielly                        21,000              6,000
Martha R. Seger                      21,000              6,000
Donald G. Shropshire                 21,000              6,000
H. Wilson Sundt                      21,000              6,000
J. Burgess Winter                    21,000              6,000



*Dollar value represents the value of stock to be received upon the exercise of the options (and payment of the exercise price of $3.125 per share) by the recipient. For purposes of the table, the dollar value of Ms. Alexander's options, which will be granted after her election to the Board, is assumed to be the same as that of the other options granted. For illustrative purposes, the value in this table is based on $3.50 per share, the closing price of the Company's common stock on March 1, 1995.


Stock Options Federal Income Tax Consequences:  Consequences to the
Optionholder

	Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of non-qualified stock options under the Director Plan.

	Exercise. Upon the exercise of a non-qualified stock option, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company common stock at the time of exercise over the amount paid as the exercise price.

	The optionholder's tax basis in the shares acquired pursuant to the exercise of a non-qualified stock option will be the amount paid upon exercise plus the amount of ordinary income recognized by the optionholder upon exercise.

	Disposition. If an optionholder disposes of shares of Company common stock acquired upon exercise of a non-qualified stock option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the amount realized upon disposition. Any such capital gain or loss will be long-term or short-term depending on whether the shares of Company common stock were held for more than one year from the date such shares were transferred to the optionholder.

Stock Options Federal Income Tax Consequences:  Consequences to the
Company

	At the time the optionholder recognizes ordinary income from the exercise of a non-qualified stock option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above).

Stock Options Federal Income Tax Consequences:  Other Tax Consequences

	The foregoing discussion is not a complete description of the federal income tax aspects of non-qualified stock options under the Director Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

	PROPOSAL 2
	HOLDING COMPANY PROPOSAL

General

	The Board of Directors and management of TEP consider it to be in the best interest of TEP, its shareholders and customers, to change the corporate organization of TEP into a holding company structure. The Holding Company Proposal will be accomplished through a statutory share exchange whereby the outstanding shares of TEP common stock will be exchanged, on a share-for-share basis, for shares of UniSource common stock. This transaction will result in TEP becoming a subsidiary of UniSource which will hold all of the common stock of TEP, and the present holders of TEP common stock becoming the holders of UniSource common stock.

	To achieve this change in structure, UniSource was formed for the purpose of becoming the holding company of TEP. The Board of Directors of TEP approved the Plan of Exchange which is subject to shareholder and regulatory approval. See "Required Shareholder Approval Under New Arizona Law" and "Required Regulatory Approvals." A copy of the Plan of Exchange is attached to this Proxy Statement-Prospectus as Exhibit A and is incorporated herein by reference. The Share Exchange will not result in the recognition of gain or loss by TEP shareholders for federal income tax purposes. See "Certain Federal Income Tax Consequences."

	The other securities of TEP, including its first mortgage bonds, will not be changed by the Share Exchange and each will continue to be outstanding securities of TEP.

	The Board of Directors unanimously recommends a vote "FOR" the approval of the Holding Company Proposal as proposed in the accompanying Notice. See "Reasons for the Holding Company Proposal."

Corporate Organization

	TEP was incorporated under the laws of the State of Arizona on December 16, 1963. TEP is the successor by merger as of February 20, 1964, to a Colorado corporation which was incorporated on January 25, 1902. TEP is an operating public utility engaged in the generation, purchase, transmission, distribution and sale of electricity for customers in the City of Tucson and the surrounding area and to wholesale customers. TEP holds a franchise which expires in 2001 to provide electric service to customers in the City of Tucson.

	UniSource was incorporated under the laws of the State of Arizona on March 8, 1995. UniSource was organized to become the parent of TEP and currently has only nominal equity capital and no debt. Prior to the consummation of the Share Exchange, the only business of UniSource will be the execution, delivery and the performance of the Plan of Exchange. Prior to the effectiveness of the Share Exchange, the assets of UniSource will consist of $1,000 in cash, representing the equity capital contributed by its sole shareholder, NCR Holding, Inc. ("NCR Holding"), which is a wholly-owned subsidiary of National Corporate Research, Ltd. ("NCR"). Neither NCR nor NCR Holding is an affiliate of TEP. NCR and NCR Holding are in the business of providing corporate services to other companies. Prior to the effectiveness of the Share Exchange, the officers and directors of UniSource will be employees of NCR Holding or NCR's affiliates. Pursuant to the Plan of Exchange, concurrently with the effectiveness of the Share Exchange, all shares of UniSource held by NCR will be canceled and all existing officers and directors of UniSource will resign.

	It is anticipated that, following the effectiveness of the Share Exchange, UniSource will be exempt from all of the provisions of the Holding Company Act, except provisions thereof relating to the acquisition of securities of other public utility companies, until further action by the SEC, by virtue of an exemption under Section
3(a)(1) of the Holding Company Act and an annual exemption statement to be filed by UniSource with the SEC pursuant to Rule 2 under the Holding Company Act.

	Following the Share Exchange, TEP will continue to own all the outstanding shares of common stock of its current subsidiaries. After the Share Exchange, UniSource will own the outstanding shares of common stock of TEP. UniSource will also own all or part of the outstanding shares of common stock of any subsidiaries that it may form after the Share Exchange. Charts showing the corporate structure and ownership before and after the Share Exchange are presented below.





		 PRESENT STRUCTURE


      +------------------------+
      | TUCSON ELECTRIC POWER  |
      | COMPANY                |
      +------------------------+
              		  |
      +-----------|------------+
      |     EXISTING TEP       |
      |     SUBSIDIARIES       |
      +------------------------+



	     PROPOSED STRUCTURE




		         +-------------------+
		         |  UNISOURCE ENERGY |
		         |  CORPORATION      |
	 	        +---------|---------+
        		       	   |
 	   |---------------|- - - - - - - - - - - - - |
+----|------------+                             |
|  TUCSON ELECTRIC|                             |
|  POWER          |                    + - - - -|- - - - +
|  COMPANY        |                    |      FUTURE     |
+----|------------+                    |      SISTER     |
     |                                 |      COMPANIES  |
+----|----------+                      + - - - - - - - - +
|  EXISTING     |
|  TEP          |
|  SUBSIDIARIES |
+---------------+

Current TEP Regulation

	TEP, as a public service corporation, is subject to regulation by the Arizona Corporation Commission ("ACC") as to rates, territory, service, accounts, issuance of securities, affiliated transactions, and in other respects provided by Arizona law. The Federal Energy
Regulatory Commission ("FERC") has jurisdiction under the Federal Power Act over certain of the electric utility facilities and operations, accounting practices, issuance of certain securities and wholesale electric rates of TEP. TEP owns all outstanding shares of San Carlos Resources Inc. ("San Carlos") which is the holder of title to Unit 2 of the Springerville Generating Station. To the extent that San Carlos is an "electric utility company" within the meaning of the Holding Company Act, TEP is a "holding company." TEP currently files an annual exemption statement with the SEC, claiming exemption under Section 3(a), and is therefore exempt from all the provisions of the Holding Company Act except Section 9(a)(2) which requires any person to obtain SEC approval prior to the direct or indirect acquisition of 5% or more of the voting securities of more than one electric or gas utility company. See "Required Regulatory Approvals."

Reasons for the Holding Company Proposal

	General. The reason for organizing a holding company is to establish a more appropriate corporate structure to explore and take advantage of new opportunities arising out of the changing Electric Energy Business (as defined below).

	Evolution of the Electric Energy Business. The Electric Energy Business in general is changing and becoming increasingly competitive, on both the wholesale and retail levels, due to a variety of regulatory, economic and technological developments.

	The Energy Policy Act of 1992 (the "Energy Act") was designed, among other things, to foster competition in the wholesale market (a) through amendments to the Holding Company Act facilitating the ownership and operation of generating facilities by "exempt wholesale generators" (which may include independent power producers as well as affiliates of electric utilities) and (b) through amendments to the Federal Power Act authorizing the FERC under certain conditions to order utilities which own transmission facilities to provide wholesale transmission services to or for other utilities and other entities generating electric energy for sale or resale. In addition, brokers and marketers have also entered into the business of buying and selling electric capacity and energy, or arranging sales thereof, without owning or operating any generation or transmission facilities.

	On the retail level, industrial and large commercial customers may have the ability to own and operate facilities to generate their own electric energy requirements and, if such facilities are Qualifying Facilities, to require the displaced electric utility to purchase the output of such facilities at "avoided costs" pursuant to the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). Such facilities may be operated by the customers themselves or by other entities engaged for such purpose.

	Finally, the legislatures and/or the regulatory commissions in several states have considered or are considering "retail wheeling" which, in general terms, means the transmission by an electric utility of energy produced by another entity over its transmission and distribution system to a retail customer in such utility's service territory. A requirement to transmit directly to retail customers could have the result of permitting retail customers to purchase electric capacity and energy from, at the election of such customers, the electric utility in whose service area they are located or from other electric utilities or independent power producers.

	The changes in the Electric Energy Business described above constitute, in TEP's view, a trend toward the "unbundling" of what once was a vertically integrated industry into different business segments. As used in this Proxy Statement-Prospectus, the term "Electric Energy Business" means all of such segments, collectively, and, in particular, the businesses of producing, developing, generating, transmitting, distributing and/or supplying electric energy for any purpose, including the businesses of purchasing and selling electric capacity and/or energy (or arranging purchases and/or sales thereof), the business of providing electric energy services and any other business or businesses incidental to, or necessary in connection with, any of the foregoing.

	TEP has no present intention of unbundling its business into various segments. However, the Board of Directors of TEP believes that it is in the best interests of TEP's shareholders for TEP to endeavor to participate in the various segments of the evolving and expanding Electric Energy Business. TEP and certain of its energy subsidiaries are currently investigating a variety of opportunities in the Electric Energy Business. Although TEP could continue to pursue such opportunities through its energy subsidiaries, the Board believes that TEP's participation in new segments of the business would be enhanced by the holding company structure.

	At the end of 1994, substantially all of the assets of TEP's investment subsidiaries, TRI and SRI, had been liquidated. It is expected that neither the exploration of opportunities by TEP and its energy subsidiaries nor the establishment of the holding company structure will affect the continuing liquidation of the remaining assets of such investment subsidiaries. It is intended such investment subsidiaries continue the process of liquidating their remaining assets and dividend available proceeds from such sales to TEP.

	Benefits of a Holding Company Structure. The holding company structure is an established form of organization for companies conducting multiple lines of business. It is a common form of organization for unregulated companies and for those regulated companies, such as telephone utilities and water utilities, which are not subject to the Holding Company Act.

	There are many benefits to be derived from a holding company structure, which may be generally summarized as follows:

	*The new structure would facilitate the separation of TEP's traditional utility operations from its operations in other segments of the Electric Energy Business. Such separation would avoid cross-subsidization and the transfer of business risk from other segments of the business to traditional operations.

	*The new structure would provide additional legal protection against the imposition on TEP of liabilities arising out of other segments of the business.

	*The new structure would facilitate the analysis and valuation of individual lines of business.

	*The new structure would enable Sister Companies to enter into new segments of the Electric Energy Business in a more timely manner without any requirement to obtain ACC approval (other than any approval required under the Affiliated Interest Rules).

	*The new structure would permit the use of financing techniques that are more suited to the particular requirements, characteristics and risks of other segments of the Electric Energy Business without affecting the capital structure or creditworthiness of TEP and, further-more, would increase financial flexibility by allowing the design and implementation of capital structures appropriate for each Sister Company standing alone.

	Recommendation of TEP Board of Directors. The Board of Directors of TEP has considered both the potential benefits of the Holding Company Proposal and the potential risks discussed under "CERTAIN RISK FACTORS" and has concluded that, on balance, the potential benefits outweigh the potential risks. Accordingly, the Board of Directors unanimously approved the Plan of Exchange and believes that it is in the best interests of TEP's shareholders.

	THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE HOLDING COMPANY PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE HOLDING COMPANY PROPOSAL.

Agreement and Plan of Exchange

	The Plan of Exchange in the form attached hereto as Exhibit A has been unanimously approved by the Boards of Directors of TEP and UniSource. In the Share Exchange, each share of TEP common stock would be exchanged for one share of UniSource common stock. As a result, TEP would become a wholly-owned subsidiary of UniSource, and all of the UniSource common stock outstanding immediately after the Share Exchange would be owned by the holders of the TEP common stock outstanding immediately before the Share Exchange takes effect. The outstanding first mortgage bonds, other long-term debt, and all other contracts and agreements to which TEP is a party and the terms thereof will not be altered by the Share Exchange. The Amended and Restated Articles of Incorporation of TEP would not be changed in any way as a result of the Share Exchange.

Material Risk Factors

	There are certain material risks associated with the adoption and implementation of the Holding Company Proposal. See "CERTAIN RISK FACTORS."

Required Shareholder Approval Under New Arizona Law

	In 1994, the Arizona Legislature passed, and the Governor signed, H.B. 2124 which amended Arizona's General Corporation Law (as amended, the "1996 Corporation Law") to become effective January 1, 1996. The 1996 Corporation Law provides for a statutory share exchange such as the Share Exchange contemplated herein. Under the 1996 Corporation Law, the share exchange must be approved by holders of shares of TEP common stock representing not less than a majority of all votes entitled to be cast by all holders of TEP common stock entitled to vote at a meeting of shareholders. The Board of TEP decided to seek such approval at the 1995 Annual Meeting of TEP Shareholders and, subject to the receipt of all required regulatory approvals, to consummate the Share Exchange after January 1, 1996, the effective date of the 1996 Corporation Law. See "Effective Date of the Share Exchange" and "Required Regulatory Approvals."

Required Regulatory Approvals

	An application is pending with the ACC for approval of the holding company structure. The ACC may require a public hearing before granting or denying the application. The ACC may deny the application if it finds that establishment of a holding company will impair the financial status of TEP, prevent TEP from attracting capital at fair and reasonable terms, or impair the ability of TEP to provide safe, reasonable and adequate service.

	TEP believes that the Affiliated Interest Rules, described below under "Regulation of UniSource," provide the safeguards required for the ACC to reach the conclusions which are necessary for the approval of the holding company structure. There may be other requirements imposed by the ACC on UniSource as a condition for approval of the pending holding company application. To the extent these other requirements, if any, are deemed by the Board of Directors of TEP to negate the benefits of having a holding company organization, the Board of Directors of TEP could determine not to consummate the Share Exchange. See "Amendment or Termination."

	An application will be filed with the FERC under the Federal Power Act for approval of the Share Exchange. In order to approve such application, the FERC must determine that the Share Exchange is consistent with the public interest.

	TEP intends to request a "no action" position from the Staff of the SEC asserting its view that San Carlos should not be considered an electric utility company within the meaning of the Holding Company Act and that, as a consequence, no approval of the Share Exchange by the SEC is required to be obtained under Section 9(a)(2). See "Current TEP Regulation." In the event that the Staff does not concur with TEP's view, TEP will file an application under Section 9(a)(2) for approval of the Share Exchange.

	Consummation of the Share Exchange is predicated on receiving all of the above approvals.

Regulation of UniSource

	In the opinion of counsel for TEP, upon the effectiveness of the Share Exchange, UniSource will be a holding company within the meaning of the Holding Company Act. However, UniSource will be entitled to file an annual exemption statement, claiming exemption under Section 3(a)(1), and, therefore, will be exempt from all provisions of the 1935 Act except Section 9(a)(2). Such exemption is subject to termination by the SEC under Rule 2. See "Current TEP Regulation."

	Under the Holding Company Act and current policies of the SEC, there are limitations on the extent to which exempt holding companies (such as UniSource) are permitted to diversify into businesses not functionally related to the electric and gas utility businesses. On February 7, 1989, the SEC announced a proposed rule setting the scope of permissible diversification for exempt holding companies. Under the SEC proposal, exempt holding companies would be permitted to diversify without jeopardizing their exempt status if such diversification fell within one of two safe harbor provisions outlined by the proposed rules. Additionally, on November 2, 1994, the SEC issued a concept release regarding possible modernization of the Holding Company Act. TEP and UniSource cannot predict what action, if any, the SEC will take on the proposed rule, whether any rules related to diversification will be adopted by the SEC or whether the Holding Company Act will be amended or repealed.

	There are additional limitations under the Holding Company Act and current SEC policies, on the extent to which UniSource could expand the utility business of TEP or any other material utility subsidiary outside of Arizona. If any limitations regarding diversification or location of businesses were exceeded, UniSource's exempt status under the Holding Company Act could be jeopardized. UniSource has no present intention to engage in any activity which would require it to register as a holding company and thereby subject it to regulation under the Holding Company Act.

	TEP and UniSource have been advised by counsel that so long as UniSource is not a public utility, it will not be subject under present Arizona or federal law to regulation by the ACC or by the FERC. UniSource will, however, be an "affiliate" of TEP under the Affiliated Interest Rules. As such, certain contracts and other transactions between TEP and UniSource and loans from TEP to UniSource (other than short-term and loans in an amount less than $100,000) must be approved by the ACC. Additionally, UniSource will be required to file an annual report with the ACC that outlines UniSource's diversification plans.

Business of UniSource

	Upon the effectiveness of the Share Exchange, UniSource will be a holding company owning the common stock of TEP and may engage, directly or through subsidiaries, in other businesses. It is anticipated that such subsidiaries would be primarily engaged in the Electric Energy Business. See also "Reasons for Plan."

Allocation of Expense Among UniSource, TEP and Sister Companies

	As a general policy, resource sharing and intercompany transactions will be conducted in a manner intended to promote separation between TEP and Sister Companies. The following guidelines have been established to promote such separation:

	1.To the extent practical, Sister Companies will acquire, operate and maintain their own facilities and equipment and retain their own administrative staffs.

	2.Where corporate functions of one affiliate are performed by another, the direct cost of such services will be allocated to the affiliate receiving the benefit of such service. Indirect costs of corporate functions which benefit more than one affiliate will be based on benefits received, where the proportionate share of such benefits is quantifiable. The costs of organizational expenses related to the establishment of UniSource and the implementation of the Plan of Exchange will be allocated to TEP.

	Compensation and expenses of TEP corporate officers (including their support personnel), including pension and other benefits and costs associated with such personnel, will be allocated to UniSource and Sister Companies based upon the actual cost which reflects the executives' oversight provided.

	For each year, it is expected that the consolidated federal income tax liability of UniSource and its subsidiaries will be allocated among the various consolidated group members pursuant to a procedure which, in general, allocates the tax liability to those members producing taxable income in proportion to the relative amount of taxable income produced. Such an allocation is in accordance with the procedure described in section 1552(a)(1) of the Code.

	When subsidiaries file combined state income tax returns, it is expected that state income taxes will be allocated under the same methodology as federal income taxes. Otherwise, it is expected that state income taxes will be allocated directly to the company generating the income tax liability.

Amendment or Termination

	By mutual consent of their respective Boards of Directors, TEP and UniSource may amend, modify, or supplement the Plan of Exchange in such manner as may be agreed upon by them at any time before or after approval of the Plan of Exchange by the shareholders of TEP; provided, however, that no amendment, modification or supplement shall be made which would, in the judgment of the Board of Directors of TEP, materially and adversely affect the shareholders of TEP.

	The Plan of Exchange may be terminated, at any time before or after its approval by the shareholders of TEP, by action of the Board of Directors of TEP if the Board determines, in its sole discretion, that the Share Exchange would be inadvisable or not in the best interests of TEP or its shareholders. In making such determination, the Board of Directors would consider, among other things, the nature of the ACC approval and of any conditions imposed under the Affiliated Interest
Rules, the nature of the FERC approval under the Federal Power Act, failure to receive a favorable confirming opinion of counsel as described under "Certain Federal Income Tax Consequences," below, or the nature of any further regulatory approval requirements not now anticipated. TEP is unable to predict under what other circumstances the Share Exchange might be terminated or abandoned.

No Rights of Dissent

	Under Arizona law, upon approval of the Share Exchange by the requisite vote of shareholders, dissenting shareholders are not entitled to obtain payment of the fair value of their shares. See "Required Shareholder Approval under new Arizona Law." TEP shareholders who do not vote in favor of the Share Exchange will not be entitled to either dissenters' or appraisal rights with respect to the Share Exchange.

Effective Date of the Share Exchange

	The Share Exchange will become effective as of the date to be selected by TEP and UniSource as provided in the Plan of Exchange, but in no event earlier than January 2, 1996. Subject to the receipt of required regulatory and shareholder approvals, it is expected that the effective date will occur on January 2, 1996 or as soon thereafter as practicable. TEP cannot predict when such regulatory approvals will be obtained. See also "Required Shareholder Approval Under New Arizona Law" and "Amendment or Termination."

Notice of Exchange

	Promptly after the effective date of the Share Exchange, all TEP shareholders of record as of the date of the Share Exchange will be provided with notice that the Share Exchange has taken place.

Exchange of Stock Certificates Not Required

	If the Share Exchange is effected, it will not be necessary for holders of TEP's common stock to physically exchange their existing stock certificates for stock certificates of UniSource. The holders of TEP's common stock will become the owners of shares of UniSource common stock on a share-for-share basis, and the present stock certificates of TEP will automatically represent shares of common stock of UniSource. After the Share Exchange, as presently outstanding certificates of TEP's common stock are presented for transfer, new certificates bearing UniSource's name "UniSource Energy Corporation" will be issued.

	UniSource may elect to offer direct registration to holders of UniSource common stock. Through the direct registration system, investors may elect to have a statement-based account, rather than having to keep track of a certificate. This would eliminate the risk of loss, theft or destruction of certificates and provide convenience to the Company, UniSource and shareholders.



Certain Federal Income Tax Consequences

	General. The following general discussion summarizes certain federal income tax considerations relating to the Plan of Exchange. This summary is included for general information only. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder of TEP common stock in light of the personal tax circumstances of the holder or to certain types of holders of TEP common stock subject to special treatment under the federal income tax laws.

	Except as otherwise indicated, statements of legal conclusion regarding federal tax treatments, effects or consequences reflect the opinion of Reid & Priest LLP. Consummation of the Plan of Exchange is conditioned upon the receipt by TEP on the effective date of a confirmatory opinion of Reid & Priest LLP. While such statements and conclusions represent the legal judgment of Reid & Priest LLP, such judgment is not binding in any manner upon the Internal Revenue Service or the courts. Each holder of TEP common stock should consult such holder's own tax advisor as to the specific income tax consequences to such holder, including the application and effect of state or local income and other tax laws.

	The following discussion is based on existing statutory provisions, existing and proposed regulations and existing administrative interpretations and court decisions. Future legislation, regulations, administrative interpretations, or court decisions could significantly change such authorities, either prospectively or retroactively.

	The Plan of Exchange will be treated as a transfer of all of the outstanding TEP common stock by the holders thereof to UniSource solely in exchange for all of the outstanding UniSource common stock, in an exchange qualifying for nonrecognition under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

	Tax Implications to the Holders. For federal income tax purposes, no gain or loss will be recognized by the holders of TEP common stock as a result of the Share Exchange. The tax basis of the UniSource common stock deemed received by the holders of TEP common stock in the Share Exchange will be the same as their basis in the TEP common stock deemed surrendered in the Share Exchange. The holding period of the UniSource common stock deemed received by each holder of TEP common stock will include the period during which such holder held the TEP common stock deemed exchanged therefor, provided that the TEP common stock was held as a capital asset on the date of the deemed exchange.

	Tax Implications to UniSource. No gain or loss will be recognized by UniSource for federal income tax purposes upon the deemed receipt of the TEP common stock. The basis of the TEP common stock deemed received by UniSource will be the same as TEP's net asset basis immediately after the Plan of Exchange, subject to certain adjustments under Treasury Regulations relating to consolidated groups. UniSource's holding period in the TEP common stock deemed received in the Plan of Exchange should include the period during which such stock was held by the holders of TEP common stock.

	Other Tax Aspects. Apart from the federal income tax aspects discussed above, no attempt has been made to determine any tax that may be imposed on a holder of TEP common stock by the country, state or jurisdiction in which the holder resides or is a citizen. Holders of TEP common stock may be subject to other taxes, such as state or local income taxes that may be imposed by various jurisdictions. Holders of TEP common stock may also be subject to intangible property, estate and inheritance taxes in their state of domicile. Holders of TEP common stock should consult their own tax advisors with regard to state and local income, inheritance and estate taxes.

	The federal income tax discussion set forth above is intended to provide only a general summary, and does not address tax consequences which may vary with, or are contingent on, individual circumstances. Moreover, this discussion does not address any foreign, federal, state or local tax consequences of the disposition of stock in TEP or UniSource either before or after the Plan of Exchange. Accordingly, each holder of TEP common stock is strongly urged to consult with such holder's tax advisor to determine the particular tax consequences to such holder of the Plan of Exchange or such disposition of stock.

Description of UniSource Capital Stock

	General

	The authorized capital stock of UniSource presently consists of 251,000,000 shares, consisting of 250,000,000 shares of common stock without par value, and 1,000,000 shares of preferred stock without par value. There are 1,000 shares of UniSource common stock outstanding and no shares of preferred stock outstanding.

	The following is a summary of certain rights and privileges of the holders of UniSource capital stock. This summary does not purport to be complete. Reference is made to UniSource's Restated Articles of Incorporation and to the laws of the State of Arizona, the following information being qualified in its entirety by such reference.
Unisource's Articles of Incorporation and Bylaws, as they will be amended and restated immediately prior to the effectiveness of the Share Exchange, are set forth as Exhibits B and C, respectively, to this Proxy Statement -- Prospectus.

	Common Stock

	Dividend Rights. Subject to the limitations, if any, specified with respect to the preferred stock, or any series thereof, dividends may be paid on shares of UniSource common stock, out of any funds legally available therefor, when and as declared by the UniSource Board of Directors.

	Liquidation Rights. Subject to the limitations, if any, specified with respect to the preferred stock, or any series thereof, in the event of any dissolution or other winding up of UniSource, whether voluntary or involuntary, the assets of UniSource available for payment and distribution to shareholders shall be distributed ratable in accordance with their holders to the holders of shares of the common stock.

	Voting Rights. All voting power shall vest exclusively as the holders of shares of the common stock, except as any statute of the State of Arizona shall expressly provide to the contrary, and except as and to the extent otherwise specified with respect to the preferred stock, or any series thereof. Each holder of the common stock shall, in the election of directors and upon each other matter coming before any meeting of shareholders, be entitled to one (1) vote for each share of such stock standing in the name of such holder on the books of UniSource.

	Miscellaneous. The common stock has no preemptive or conversion rights or redemption or sinking fund provisions and the outstanding common stock is fully paid and non-assessable.

	Preferred Stock

	The Board of Directors of Unisource has authority to divide the preferred stock into series and to determine the designation, preferences, limitations and relative rights of the shares of each series so established, all to the extent and in the manner provided by law.

Increase in Authorized Shares of Common Stock

	While TEP is authorized to issue 200,000,000 shares of common stock, UniSource is authorized to issue 250,000,000 shares of common stock. As of March 20, 1995, there were 160,723,702 shares of outstanding TEP common stock. Under the Plan of Exchange, each outstanding share of TEP common stock will be exchanged into one share of UniSource common stock.

	Shareholders of UniSource have no preemptive rights to receive or purchase any of the unissued shares of UniSource common stock. After the Share Exchange, the Board of Directors of UniSource will have the authority to determine the terms of UniSource preferred stock and to issue the authorized UniSource common stock and UniSource preferred stock, or any part thereof, without further action by the shareholders except as required by law or applicable stock exchange requirements.
For example, the NYSE currently specifies shareholder approval as a prerequisite for listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares outstanding by 20% or more.

	Although UniSource has no current plans for the issuance of any of the UniSource common stock or UniSource preferred stock (other than in connection with the Share Exchange and pursuant to the warrants and employee benefit plans described under "Warrants" and "Employee Benefit Plans"), such shares could be useful either to UniSource or to provide capital contributions to TEP or the Sister Companies in connection with acquisitions of stock or assets of other companies, to provide funds for construction of capital equipment and facilities and for other corporate purposes.

Listing of UniSource Common Stock

	UniSource intends to apply to list its common stock on the New York and Pacific Stock Exchanges. It is expected that such listings will become effective on the effective date of the Share Exchange, subject to the rules of such exchanges. After the effective date of the Share Exchange, the common stock of TEP will no longer be listed on any stock exchange because all of TEP's common stock will be held by one shareholder, UniSource.

Dividends

	Following the effectiveness of the Share Exchange, UniSource will not conduct directly any business operations from which it will derive any revenues (other than revenues received from providing administrative services to TEP and other subsidiaries of UniSource - see "Business of UniSource"). UniSource plans to obtain funds for its operations from dividends paid to UniSource on the stock of its subsidiaries, and from sales of securities. Dividends on UniSource common stock will initially depend upon the earnings, financial condition and capital requirements of TEP, and its ability to pay dividends on the TEP common stock owned by UniSource.

	TEP does not expect to be able to resume payment of cash dividends on its common stock for the foreseeable future. TEP is currently precluded by state statute and restrictive covenants in certain debt agreements from declaring or paying dividends. Consequently, because dividends from TEP would be the primary source of UniSource's ability to pay dividends on UniSource common stock, UniSource does not expect to be able to pay dividends on its common stock for the foreseeable future.
No dividends on TEP stock have been declared or paid since 1989.

	Under current applicable provisions of the Arizona General Corporation Law, TEP is permitted to declare and pay dividends on its shares in cash, property, or its own shares, only out of unreserved and unrestricted earned surplus or out of the unreserved and unrestricted net earnings of the current fiscal year and the immediately preceding fiscal year taken as a single period, except that TEP may not declare or pay dividends when it is insolvent (unable to pay its debt as they become due in the ordinary course of business) or when the payment of the dividend would render it insolvent, or when the declaration or payment of the dividend would be contrary to any restriction contained in the Articles.

	At December 31, 1994, TEP had no earned surplus (its accumulated deficit on that date was $681.4 million), and it had no net earnings for the two fiscal years then ended taken together. TEP expects to have no earned surplus for the foreseeable future and minimal net earnings and cash flow for several years.

	Under applicable provisions of the 1996 Corporation Law, TEP and UniSource are permitted to make distributions to shareholders unless, after giving effect to such distribution, either (i) the company would not be able to pay its debts as they come due in the usual course of business, or (ii) the company's total assets would be less than the sum of its total liabilities plus the amount necessary to satisfy any liquidation preferences of shareholders with preferential rights. As of December 31, 1994, TEP's common stock deficit was $42.2 million.

	Although TEP expects to meet the requirements under the 1996 Corporation Law for making distributions to shareholders within several years, restrictive covenants in certain existing debt agreements may continue to preclude TEP from declaring or paying dividends.

	The General First Mortgage contains covenants, applicable so long as certain series of first mortgage bonds (aggregating $194 million in principal amount) are outstanding, which restrict the payment of dividends on common stock if certain cash flow coverage and retained earnings tests are not met. The retained earnings test will prevent TEP from paying dividends on its common stock until such time as it has positive retained earnings rather than an accumulated deficit. Such covenants will remain in effect until the first mortgage bonds of such series have been paid or redeemed. The latest maturity of such first mortgage bonds is in 2003. The Master Restructuring Agreement includes a similar dividend restriction based on retained earnings. Existing covenants will not be altered by the proposed holding company transaction.

	In the event that UniSource establishes Sister Companies and such Sister Companies pay dividends to UniSource, such dividends may be available for the payment of dividends to the holders of UniSource common stock. However, there can be no assurance that UniSource will be able to obtain financing to organize or capitalize any Sister Companies or that, if any Sister Companies are organized, such Sister Companies will pay dividends to UniSource. In addition, it is currently expected that, for the foreseeable future, any available dividends paid to UniSource by any Sister Company would be utilized to fund and develop the operations of UniSource and the Sister Companies. See "CERTAIN RISK FACTORS."

	On the basis of the foregoing, UniSource does not expect to pay cash dividends on its common stock for the foreseeable future.

Warrants

	In December 1992, TEP consummated the Financial Restructuring. Under the Financial Restructuring, TEP issued warrants for the purchase of a total of 12,054,278 shares of TEP common stock to owner participants in the Springerville Unit 1 Leases. Subject to adjustments in certain circumstances, each warrant gives the registered holder of such warrant (the "Registered Warrant Holder") the right to purchase one share of TEP common stock at an exercise price of $3.20 per share at any time prior to 4:00 p.m. (Tucson, Arizona time) on December 15, 2002. Registered Warrant Holders are not entitled, by virtue of being holders, to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of Directors of TEP or any other matter, or to vote at any meeting, or to exercise any rights whatsoever as shareholders.

	The warrants grant rights to purchase shares of TEP common stock, and the consummation of the Share Exchange would not convert such rights into rights to purchase shares of UniSource common stock. Therefore, the exercise, after the effective date of the Share Exchange, by one or more Registered Warrant Holders of their rights under the related warrants would result in UniSource not being the sole holder of TEP common stock. If all warrants were so exercised after the effective date, UniSource would be the holder of 93% of the outstanding shares of TEP common stock (based on the number of shares outstanding at March 20, 1995).

	UniSource may offer Registered Warrant Holders warrants for the purchase of UniSource common stock in exchange for the existing warrants for the purchase of TEP common stock. It is anticipated that the terms of any such warrants would be similar, in all material respects, as the existing warrants except that UniSource common stock would be delivered instead of TEP common stock. Alternatively, the existing warrants issued by TEP could be amended to provide that UniSource assumes all rights and obligations of TEP and that references to TEP in such warrants are deemed to refer to UniSource.

	There can be no assurance that Registered Warrant Holders will accept any such exchange offer or agree to so amend the existing warrants. However, TEP believes that if TEP and UniSource offer to exchange or amend the existing warrants, the Registered Warrant Holders would have strong reasons to accept such an offer since TEP common stock will no longer be listed on any stock exchange following the Share Exchange and there would not be any established market for trading shares of TEP common stock. TEP and UniSource do not expect that the failure to so exchange or amend the warrants would have a material effect on TEP or UniSource. Any such exchange or amendment would be effected upon or after the effectiveness of the Share Exchange.

Directors and Management of UniSource

	The Directors of the Company will also become the Directors of UniSource at the effective time of the Share Exchange, and they will serve as the directors of UniSource until the first annual meeting of shareholders of UniSource following the effective date of the Share Exchange.

	 The executive officers of UniSource will continue to be executive officers of TEP. Upon the effectiveness of the Share Exchange, UniSource's executive officers are expected to be:

Name                              Office
- ------------------        -------------------------------------------------
Charles E. Bayless        President and Chief Executive Officer

Ira R. Adler              Senior Vice President and Chief Financial Officer

James S. Pignatelli       Senior Vice President

Karen G. Kissinger        Vice President and Controller

Kevin P. Larson           Treasurer

Dennis R. Nelson          Vice President, General Counsel and Corporate
			                        Secretary

	Information concerning TEP executive officers and Directors is set forth in TEP's 1994 Annual Report on Form 10-K, incorporated herein by reference, and in "HOLDING COMPANY PROPOSAL" hereinabove.

Officer Employment Contracts

	As noted previously, 13 of TEP's executive officers have an employment agreement which becomes effective in the event of a change in control of TEP. See "HOLDING COMPANY PROPOSAL -- ELECTION OF DIRECTORS
- -- Executive Employment Contracts." A change in control will not have occurred under the terms of the employment agreements as a result of the Share Exchange. It is anticipated that each of the officers will execute an amended employment agreement, conditioned upon the occurrence of the Share Exchange under which the change of control provisions will apply prospectively to changes in control of UniSource or TEP. The remaining provisions of the amended employment agreements are expected to be identical in all material respects to the existing employment agreements.

Employee Benefit Plans

	If the Share Exchange is consummated, the Omnibus Plan and the Tucson Electric Power Company 1994 Outside Director Stock Option Plan shall be assumed by UniSource so that UniSource common stock will be delivered instead of TEP common stock pursuant to such plans. By approving the Holding Company Proposal, TEP shareholders shall be deemed to have approved the adoption of those plans by UniSource. See "ELECTION OF DIRECTORS -- 1994 Omnibus Stock and Incentive Plan" and "ELECTION OF DIRECTORS -- 1994 Outside Director Stock Option Plan."

Transfer Agent and Registrar

	UniSource will be the designated and appointed Transfer Agent and Registrar for the capital stock of UniSource. The offices of UniSource, located at 220 West Sixth Street, Tucson, Arizona upon the Share
Exchange is designated as a transfer and registrar office where the capital stock of UniSource shall be directly transferable and registered, respectively.



Financial Statements

	TEP's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 contains TEP's financial statements and certain other financial information. TEP's Annual Report has been incorporated in this Proxy Statement-Prospectus by reference. Copies of such Annual Report were mailed on or before March 31, 1995 to shareholders of record as of the close of business on March 20, 1995. Additional copies of said report may be obtained without charge upon request as provided under "Information Incorporated by Reference."

	Financial statements of UniSource are not presented in this Proxy Statement-Prospectus because UniSource is an inactive company without material assets or liabilities or operating history. Pro forma financial effects of the Share Exchange are not set forth herein since, on a consolidated basis, no change will result from the Share Exchange.

	THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE HOLDING COMPANY PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE HOLDING COMPANY PROPOSAL.

	PROPOSAL 3
	AMENDMENTS TO THE TUCSON ELECTRIC POWER COMPANY
	1994 OMNIBUS STOCK AND INCENTIVE PLAN

	At the TEP 1994 Annual Meeting of Shareholders held on May 20, 1994, the shareholders approved the Omnibus Plan. The Omnibus Plan is designed to gradually return TEP to long-term financial viability by providing salaried employees with equity interests in TEP and providing incentives for superior performance. See Exhibit D for a copy of the Omnibus Plan. The 1994 Proxy Statement indicated that approximately 885 Union employees were included as eligible participants under the Omnibus Plan following the approval of the terms and conditions of such inclusion by the Union. On April 8, 1994, the Union approved the terms and conditions of the Omnibus Plan. Therefore, TEP proposes, subject to shareholder approval, to amend the Omnibus Plan's definition of "Employee" to include Union members as follows:

	(h) "Employee" means any employee of the Company or its subsidiaries (including officers and directors who are also employees) that was not hired for a specific job of limited duration, or for a position designated for students.

	In addition, the Board of Directors approved certain amendments to
Section 7.8 of the Omnibus Plan, in order to clarify the ability of participants to exercise outstanding options for a limited period of time following termination of employment due to death, disability or retirement. Therefore, TEP proposes, subject to shareholder approval, to amend Section 7.8 of the Omnibus Plan as follows:

	7.8 Termination of Employment Due to Death, Disability, or Retirement. If a Participant holds any outstanding option upon a termination of employment due to death, disability or retirement, such option shall remain exercisable and shall continue to vest following such termination of employment in accordance with its terms until the earlier of (i) the expiration date of the term of the option, or (ii) the last date on which such option is exercisable as specified below, after which date such option shall terminate.

	(a) Death or Disability. If the termination of employment is due to the participant's death or disability, any outstanding Option then held by such participant shall continue to be exercisable (subject to clause (c) below) until twelve (12) months following the participant's termination of employment.

	(b) Retirement. If the participant's termination of employment is due to retirement, any outstanding option then held by such participant shall continue to be exercisable (subject to clause (c) below) for three
(3) years after such participant's termination of employment.

	(c) ISO Limit. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such option is exercised after three (3) months following a termination of employment due to retirement.

	FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE OMNIBUS PLAN PROPOSAL AND URGES EACH
SHAREHOLDER TO VOTE "FOR" THE OMNIBUS PLAN PROPOSAL.

	EXPERTS

	The consolidated financial statements incorporated in this Proxy Statement-Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the timing of the recovery of the costs associated with 37.5% of Springerville Unit 2 which cannot presently be determined) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


	LEGAL MATTERS

	The validity of the shares of UniSource common stock to be issued in connection with the Share Exchange will be passed upon by Dennis R. Nelson, Esq., Vice President, Corporate Secretary and General Counsel of TEP, and by Reid & Priest LLP, New York, New York, who may rely upon the opinion of Mr. Nelson as to matters of Arizona law.

	TRANSACTION OF OTHER BUSINESS

	So far as TEP is aware, no matters other than those described in this Proxy Statement-Prospectus will be acted upon at the Meeting. If, however, any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.

	SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

	Shareholder proposals intended to be presented at the 1996 Annual Meeting of TEP must be received by TEP no later than December 8, 1995.
If the Share Exchange is consummated prior to the 1996 Annual Meeting, shareholder proposals received for TEP's Annual Meeting shall be considered for UniSource's Annual Meeting.
				       By order of the Board of Directors




					   DENNIS R. NELSON, Secretary

Dated:  March 24, 1995

Shareholders are requested to fill out, date, sign, and promptly return the accompanying form of proxy in the enclosed envelope.


	EXHIBIT A

AGREEMENT AND PLAN OF EXCHANGE

	THIS AGREEMENT AND PLAN OF EXCHANGE (this "Agreement"), dated as of March 20, 1995, is between Tucson Electric Power Company, an Arizona corporation ("TEP"), the company whose shares will be acquired pursuant to the Exchange described herein, UniSource Energy Corporation an Arizona corporation ("UniSource"), the acquiring company, and NCR Holding, Inc., a Delaware corporation, the sole shareholder of UniSource ("Shareholder"). TEP and UniSource are hereinafter referred to, collectively, as the ("Companies").

WITNESSETH:
	WHEREAS, the authorized capital stock of TEP consists of (a) 200,000,000 shares of Common Stock without par value ("Company Common Stock"), of which 160,723,702 shares are issued and outstanding, and (b) 1,000,000 shares of Preferred Stock, without par value ("Company Preferred Stock"), of which no shares are issued and outstanding;

	WHEREAS, the authorized capital stock of UniSource consists of (a) 250,000,000 shares of Common Stock, without par value ("UniSource Common Stock"), of which 1000 shares are issued and outstanding and owned of record by Shareholder, and (b) 1,000,000 shares of Preferred Stock, without par value ("UniSource Preferred Stock"), of which no shares are issued and outstanding;

	WHEREAS, the Boards of Directors of the respective Companies deem it desirable and in the best interests of the Companies and their shareholders that UniSource acquire each share of issued and outstanding Company Common Stock and that each such share of Company Common Stock be exchanged for a share of UniSource Common Stock with the result that UniSource becomes the owner of all outstanding Company Common Stock and that each holder of Company Common Stock becomes the owner of an equal number of shares of UniSource Common Stock, all on the terms and conditions hereinafter set forth;

	WHEREAS, Arizona corporation law has been amended, effective as of January 1, 1996, to permit share exchanges which bind all of the shareholders upon the approval of a plan of exchange by a majority of all votes entitled to be cast;

	WHEREAS, the Board of Directors of TEP and UniSource have recommended that their respective shareholders approve the Share Exchange and this Agreement, and this Agreement has been adopted by the requisite vote of the Shareholder pursuant to the Arizona General Corporation Act, as amended by H.B. 2124 (the "1996 Corporation Law").

	NOW, THEREFORE, in consideration of the premises, and of the agreements, covenants and conditions hereinafter contained, the parties hereto agree with respect to the acquisition and exchange provided for herein (the "Share Exchange") that at the Effective Time (as hereinafter defined) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be exchanged for one share of UniSource Common Stock, and that the terms and conditions of the Share Exchange and the method of carrying the same into effect are as follows:

ARTICLE I
	Subject to the satisfaction of the conditions and obligations of the parties hereto, the Share Exchange will be effective upon the filing, with the Arizona Corporation Commission, on or after January 2, 1996 in accordance with the 1996 Corporation Law, of articles of share exchange ("Articles of Exchange") with respect to the Share Exchange or at such later time as may be stated in the Articles of Exchange (the time at which the Share Exchange becomes effective being referred to herein as the "Effective Time").

ARTICLE II
At the Effective Time:
(1) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be acquired by UniSource and shall be exchanged for one share of UniSource Common Stock, which shall thereupon be fully paid and non-assessable;

(2) UniSource shall become the owner and holder of each issued and outstanding share of Company Common stock so exchanged;

(3) each share of UniSource Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of UniSource Common Stock; and

(4) the former owners of Company Common Stock shall be entitled only to receive shares of UniSource Common Stock as provided herein.

	Shares of outstanding Company Preferred Stock, if any, shall not be exchanged or otherwise affected in connection with the Share Exchange.

ARTICLE III
	The consummation of the Share Exchange is subject to the following conditions precedent:

(1)     the receipt of the requisite approval of shareholders of TEP;

(2) the satisfaction of the respective obligations of the parties hereto in accordance with the terms and conditions herein contained;

(3) the execution and filing of appropriate Articles of Exchange with the Arizona Corporation Commission pursuant to the 1996 Corporation Law;

(4) the receipt of such orders, authorizations, approvals or waivers from all jurisdictive regulatory bodies, boards or agencies, which are required in connection with the Share Exchange and related transactions.


ARTICLE IV
	Shareholder and UniSource agree that UniSource will not engage in any business following the execution of this Agreement until the consummation of the Share Exchange, other than such business as is necessary to organize and maintain the corporate status and good standing of UniSource in the State of Arizona.

ARTICLE V
	This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, by the mutual consent of the Boards of Directors of TEP and of UniSource; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected, if such amendment, modification, supplement or waiver would, in the judgment of the Board of Directors of TEP, materially and adversely affect the shareholders of TEP.

	This Agreement may be terminated and the Share Exchange and related transactions abandoned at any time prior to the time the Articles of Exchange are filed with the Arizona Corporation Commission, if the Board of Directors of TEP determines, in its sole discretion, that consummation of the Share Exchange would be inadvisable or not in the best interests of TEP or its shareholders.

ARTICLE VI
This Agreement has been submitted to the Shareholder for approval as provided by the 1996 Corporation Law. The affirmative vote of the Shareholder, as the holder of all of the outstanding shares of UniSource Common Stock was received constituting the adoption of this Agreement.

ARTICLE VII
Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock may, but shall not be required to, surrender the same to UniSource for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of UniSource Common Stock as the shares of Company Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, immediately prior to the Effective Time, represented Company Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of UniSource Common Stock as though such surrender or transfer and Share Exchange had taken place. The holders of Company Common Stock at the Effective Time shall have no right to have their shares of Company Common Stock transferred on the stock transfer books of TEP, and such stock transfer books shall be deemed to be closed for this purpose at the Effective Time.

	IN WITNESS WHEREOF, each of TEP, UniSource and Shareholder, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed by its President and its corporate seal to be affixed hereto and attested by its Secretary as of the date first above written.

					     TUCSON ELECTRIC POWER COMPANY


					     By ______________________________
							     President

ATTEST:

____________________________
	Secretary

						UNISOURCE ENERGY CORPORATION


						By __________________________
							President

ATTEST:

_____________________________
	Secretary

						NCR HOLDING, INC.


						By __________________________

ATTEST:

______________________________
	Secretary


	EXHIBIT B


RESTATED ARTICLES OF INCORPORATION
OF
UNISOURCE ENERGY CORPORATION


	KNOW ALL MEN BY THESE PRESENTS: That the incorporators, having associated themselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona did adopt Articles of Incorporation, which are restated as follows:

	FIRST:  The name of the Corporation shall be UniSource Energy
Corporation.

	SECOND: The address of the Corporation within the State of Arizona shall be 220 West Sixth Street, Tucson, Arizona 85701, but the known place of business may be established and maintained in or outside of the State of Arizona at such places as the Board of Directors may designate.

	THIRD: The purposes for which the Corporation is organized shall be the transaction of any or all lawful business for which corporations may be incorporated under Chapter 1 of Title 10, Arizona Revised Statutes.

	The character of business which the Corporation initially intends actually to conduct in the State of Arizona is the acquisition and holding of securities of other corporations.

	FOURTH: The total number of shares of Capital Stock of all classes which the Corporation shall have authority to issue is Two Hundred Fifty-One Million (251,000,000) shares, divided into:

	One Million (1,000,000) shares of Preferred Stock without par value;
and

	Two Hundred Fifty Million (250,000,000) shares of Common Stock without par value.

Preferred Stock

	The Board of Directors of the Corporation shall have the authority to divide the Preferred Stock into series and determine the designation, preferences, limitations and relative rights of the shares of each series so established, all to the extent and in the manner provided by law.



Common Stock

	Subject to the limitations, if any, specified with respect to the Preferred Stock, or any series thereof, dividends may be paid on shares of the Common Stock, out of any funds legally available therefor, when and as declared by the Board of Directors.

	Subject to the limitations, if any, specified with respect to the Preferred Stock, or any series thereof, in the event of any dissolution or other winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for payment and distribution to shareholders shall be distributed ratably in accordance with their holdings to the holders of shares of the Common Stock.

	All voting power shall vest exclusively as the holders of shares of the Common Stock, except as any statute of the State of Arizona shall expressly provide to the contrary, and except as and to the extent otherwise specified with respect to the Preferred Stock, or any series thereof, and each holder of the Common Stock shall, in the election of directors and upon each other matter coming before any meeting of shareholders, be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation.

General Provisions

	The Corporation may, subject to such limitations, if any, as may be specified with respect to the Preferred Stock, or any series thereof, amend these Articles of Incorporation from time to time, in as many respects as may be desired and as now or hereafter permitted by law. The rights conferred upon shareholders in these Articles of Incorporation are granted subject to the foregoing right to amend.

	A statutory merger of the Corporation shall not be deemed to be a dissolution or other winding up of the Corporation within the meaning of any provision of these Articles of Incorporation.

	In consideration of the issuance by the Corporation of shares of the Capital Stock of the Corporation, each and every present and future holder of shares of the Capital Stock of the Corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of these Articles of Incorporation and to have agreed, among other things, that the voting rights of such holder shall be as set forth in, or determined pursuant to, this Article.

	FIFTH:  The period of duration of the Corporation shall be perpetual.


	SIXTH: (A) The corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of a number of persons, not less than seven nor more than ten, as fixed or changed from time to time by the Board of Directors. Directors shall receive reasonable compensation for the services which they perform. Directors shall be elected annually by the shareholders at the annual meeting of shareholders and when so elected shall serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

	Any action required or permitted by these Articles of Incorporation to be taken by the Board of Directors of the Corporation may be taken by a duly authorized committee of the Board of Directors, except as otherwise required by law.

	(B) No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SIXTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

	(C)(1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any individual who is or was a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any Proceeding (as hereinafter defined) because such individual is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all Liability (as hereinafter defined) incurred by such individual in connection with such Proceeding.

	As used in this paragraph (C) of Article SIXTH: (a) the term "Expenses" includes attorneys' fees and all other costs and expenses reasonably related to a Proceeding; (b) the term "Liability" means the obligation to pay a judgment, settlement, penalty or fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable Expenses incurred with respect to a Proceeding, and includes without limitation obligations and Expenses that have not yet been paid but that have been or may be incurred; and (c) the term "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any action, suit or proceeding by or in the right of the Corporation and including, further, any appeal in connection with any such action, suit or proceeding.

	   (2) The Corporation shall, to the maximum extent permitted by applicable law, pay any Expenses incurred by a director or officer of the Corporation in defending any such Proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such individual to repay such advances if it is ultimately determined that such individual did not meet any standard of conduct prescribed by applicable law and upon the satisfaction of such other conditions as may be imposed by applicable law.

	   (3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SIXTH to employees and agents of the Corporation (each individual entitled to benefits under this paragraph (C) being hereinafter sometimes called an "Indemnified Person").

	   (4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

	   (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any individual who is an Indemnified Person against any Liability asserted against or incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. The Corporation's indemnity of any individual who is an Indemnified Person shall be reduced by any amounts such individual may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such individual.

	   (6) The rights to indemnification and to the advancement of Expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

	   (7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of Expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

	SEVENTH:        The name and address of each incorporator are as
follows:

		Name                                     Address
		----                                     -------

	EIGHTH: The name and street address of the Corporation's statutory agent are as follows:

		Name                                 Street Address
		----                                 --------------





EXHIBIT C




		AMENDED BYLAWS OF

		 UNISOURCE ENERGY CORPORATION


		ARTICLE I


		Meetings of Shareholders

	Section 1. Annual Meeting. The Annual Meeting of the Shareholders shall be held at the known and principal place of business of the Company in the City of Tucson, State of Arizona, or such other place as may be designated by the Board of Directors on a day designated by the Board of Directors, subject to applicable laws, for the election of directors and the transaction of such other business as may properly come before the meeting.

	Section 2. Special Meeting. Special Meetings of the Shareholders, except as otherwise provided by law, shall be held at the known and principal place of business of the Company in the City of Tucson, State of Arizona, or such other place as may be designated by the Board of Directors and may be called by the Chairman of the Board, the President, any two directors, or the Executive Committee, if there be one, and shall be called by the Secretary upon the request of the owners of 25% of the stock outstanding and entitled to vote at such meeting. If at any time by reason of death or resignation or other cause the Company has no directors in office, any officer or any shareholder may call a Special Meeting of Shareholders. Only business with the purpose or purposes described in the notice of meeting may be conducted at a Special Meeting of Shareholders.

	Section 3. Notice. The Company shall notify shareholders of the date, time and place of each shareholders meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, at least 10 but not more than 60 days before the meeting date. Unless otherwise provided for in the Articles of Incorporation or by law, and except as to any shareholder duly waiving notice, the Company shall give notice only to shareholders entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Company; provided, however, if any shareholder shall fail to furnish the Secretary with his correct Post Office address, he shall not be entitled to such separate notice. In the event of the transfer of his stock by any shareholder after such service of such notice and prior to the holding of the meeting, it shall not be necessary to serve notice of the meeting on the transferee.

	Section 4. Quorum. Unless otherwise provided in the Articles of Incorporation or by law, at any meeting of the shareholders, a majority of the holders of shares of any voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter. Unless otherwise provided in the Articles of Incorporation, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

	Section 5. Adjournments. Whenever at any meeting of the shareholders, notice of which shall have been duly given, a quorum shall not be present, or whenever for any other reason it may be deemed desirable, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting to another time or place. If more than one matter is to be acted upon at any such meeting at which a quorum is present, action may be taken, and the meeting concluded, with respect to one or more, but less than all, such matters and the meeting may be adjourned, without action having been taken, with respect to the remaining matters. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If any meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or is required to be fixed under applicable law, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

	Section 6. Organization. The Chairman of the Board or, in his absence, the President or, in their absence, a Vice President shall call any meeting of the shareholders to order and shall act as Presiding Officer of such meeting. The shareholders may appoint any shareholder or the proxy of any shareholder to act as Presiding Officer of any meeting of the shareholders in the absence of the Chairman of the Board, the President and the Vice Presidents. The Secretary or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders; or in the absence of the Secretary and Assistant Secretaries at any meeting of the shareholders, the Presiding Officer may appoint any person to act as Secretary of such meeting.

	Section 7. Inspectors. At each meeting of the shareholders at which a vote by ballot is taken, unless otherwise determined at such meeting, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before the meeting, or if no such appointment shall have been made then by the Presiding Officer of the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

	Section 8. Voting. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law requires a greater number of affirmative votes. Each shareholder shall have such voting rights as are provided by the Articles of Incorporation and the laws of the State of Arizona. A shareholder may vote his shares in person or by proxy.

	Section 9. Proxies. At any meeting of shareholders, a shareholder may appoint a proxy to vote or otherwise act for it by signing an appointment form. Any designation of a proxy shall remain valid for the maximum length of time permitted by applicable law, unless a different period is expressly provided in the appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.


		ARTICLE II


		Directors

	Section 1. Election and Term. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors consisting of not less than seven nor more than 10 members, as fixed or changed from time to time by the Board of Directors. A director need not be a resident of the State of Arizona or a shareholder of the Company. The directors shall be elected annually by the shareholders at the annual meeting thereof for a term which expires at the annual meeting of shareholders which follows their election. A decrease in the number of directors does not shorten the term of any incumbent directors. Despite the expiration of a director's term, each director shall hold office until the director's successor shall be elected and qualified, or until the director's resignation or removal.

	Section 2. Chairman of the Board. The Board of Directors shall elect one of its members as the Chairman of the Board. During the absence or incapacity of the President, he shall be the acting President. He shall have such other powers and perform such other duties as from time to time the Board of Directors may prescribe. If the Board of Directors shall create an Executive Committee, the Chairman of the Board shall be a member and the Chairman thereof.

	Section 3. Vacancies. Any vacancies occurring in the Board of Directors by reason of death, resignation or otherwise, may be filled by the directors or by the shareholders at any meeting thereof, unless otherwise provided in the Articles of Incorporation or by law. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office. The term of a director elected to fill a vacancy expires at the next shareholder's meeting at which directors are elected.

	Section 4. Meetings. The meetings of the Board of Directors shall be held at such place or places within or without the State of Arizona as the Board of Directors may from time to time designate.

	The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside or, in their absence, the directors present may elect a Chairman of the meeting.

	The Annual Meeting of the Board of Directors for the election of officers, the designation of members of committees of the Board of Directors, and the transaction of such other business as may properly come before the meeting, shall be, unless otherwise noticed, the regular meeting in May of each year. Regular meetings of the Board of Directors shall be held at such date and time as may be determined by the Board of Directors.

	Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, the President, any two directors, or the Executive Committee.

	Meetings of the Board of Directors, regular or special, may be held by any means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting, and participation in such a meeting shall constitute presence in person at such meeting.

	Section 5. Notice. No notice shall be required of any annual or regular meeting of the Board of Directors unless the place, day, or time thereof shall be other than that last designated by the Board. Notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors shall be given to each director by letter, telegram, telephone, or personally at least 24 hours before the time fixed for the meeting. Such notice may be waived by any director. Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting. A director's attendance at or participation in a meeting shall constitute a waiver of any required notice of such meeting, unless the directors at the beginning of the meeting or promptly on his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

	Section 6. Quorum. A majority of the Board of Directors then serving shall constitute a quorum for the transaction of business, and any act receiving the affirmative vote of a majority of the directors present at any meeting shall be the act of the Board of Directors, unless the Articles of Incorporation require the vote of a greater number of directors.


	Section 7. Adjournments. Any annual, regular or special meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum shall be present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

	Section 8. Director Emeritus. The Board of Directors may from time to time elect one or more individuals to serve as a Director Emeritus whose duty shall be to consult with and advise the Board of Directors of the Company. The title of a Director Emeritus shall be honorary only and such title shall carry with it the right to attend and participate in discussions held during the meetings of the Board of Directors, to receive notice of such meetings and to receive such compensation as is from time to time determined appropriate by resolution passed by a majority vote of the Board of Directors. The rights and privileges of a Director Emeritus are expressly limited to those described in the preceding sentence and such title shall not carry with it the right to vote at Board meetings, the right to participate on any committees established by the Board of Directors, or any rights, duties, privileges, liabilities or obligations otherwise associated with being a member of the Board of Directors.


		ARTICLE III


		Committees

	Section 1. Committees. The Board of Directors may by resolution passed by a majority of all of the directors then in office designate two or more of their members to constitute an Executive Committee, or any other committee, which may have and exercise, subject to such limitations, if any, as may be prescribed by law or by the Articles of Incorporation or by the Board, the authority of the Board of Directors in the management of the business and affairs of the Company; provided, such Executive Committee shall only act at such times as the Board of Directors is not in session and in no case to the exclusion of the Board of Directors at any time to act as a Board upon any business of the Company; and further provided that the Executive Committee shall not have the authority of the Board of Directors in reference to the following matters:

	(i) the authorization of distributions;

	(ii) the approval or submission to shareholders of any action that requires shareholders' approval;

	(iii) the filling of vacancies on the Board of Directors or in any committee of the Board of Directors;

	(iv) the amendment of the Articles of Incorporation pursuant to the Arizona Revised Statutes;

	(v) the adoption, amendment or repeal of bylaws;

	(vi) the approval of a plan of merger not requiring shareholder approval;

	(vii) the authorization or approval of the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

	(viii) the authorization or approval or the issuance, sale or contract for sale of shares or the determination of the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board of Directors may authorize a committee or an executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors); or

	(ix) the fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.


		ARTICLE IV


		Officers

	Section 1. Number, Election and Term. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected annually by the Board of Directors at the Annual Meeting thereof, and who shall hold their respective offices until their successors shall be elected and qualified. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. The President shall be elected from the members of the Board.
The Board of Directors may elect or appoint from time to time Assistant Secretaries and Assistant Treasurers who shall hold such offices subject to the pleasure of the Board. The Board of Directors may also elect or appoint from time to time such other officers or assistant officers as the interest of the Company may require, and fix their duties and terms of office. Any person may hold more than one office. Any vacancy occurring in any office may be filled by the Board of Directors. All officers or assistant officers shall be subject to removal with or without cause at any time by the Board of Directors.

	Section 2. President. The President shall be the chief executive officer of the Company; and subject to the control and direction of the Chairman of the Board and the Board of Directors, he shall have general control and management of the business and affairs of the Company, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors or which he may be authorized or required to do by reason of any provisions of law or the Bylaws of the Company.

	Section 3. Vice Presidents. The Vice Presidents shall perform such duties as the Board of Directors shall require, and one or more as designated by the Board shall, during the extended absence or incapacity of the Chairman of the Board and the President, assume and perform all functions and duties which the Chairman of the Board or President might lawfully do if present and not under any incapacity.

	Section 4. Secretary. The Secretary shall keep a record in the proper books provided for that purpose of meetings and proceedings of the Board of Directors, committees of directors and the shareholders and shall record all votes of the directors, committees of directors and shareholders in a book to be kept for that purpose and shall authenticate records of the Company. The Secretary shall notify the directors and shareholders of their respective meetings as required by law or the Bylaws of the Company and shall perform such other duties as may be required by law or the Bylaws of the Company, or which may be assigned from time to time by the Chairman of the Board, the Board of Directors or committees of directors.

	Section 5. Assistant Secretaries. The Assistant Secretaries, if and when appointed as aforesaid, shall perform such duties as the Secretary, the Board of Directors or committees of directors shall require, and shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

	Section 6. Treasurer. The Treasurer shall have charge of the funds of the Company. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, and shall render to the President or the Board whenever he or it may require it, account of all his transactions as Treasurer and of the financial condition of the Company. In addition, when authorized and empowered by the Board of Directors, the Treasurer may execute in the name and on behalf of the Company any loan agreements, credit agreements and other contracts or arrangements relating to the borrowing of funds by the Company and any contracts, purchase agreements, underwriting agreements and other agreements or arrangements relating to securities to be issued and sold, guaranteed or funded by the Company, and any and all indemnification agreements, certificates, financial statements, letters or other papers and documents (other than instruments evidencing securities of the Company, unless execution of such instruments is permitted under other provisions of these Bylaws and authorized by the Board of Directors) required in connection with any of the foregoing.

	Section 7. Assistant Treasurers. The Assistant Treasurers, if and when appointed as aforesaid, shall perform such duties as the Treasurer, Board of Directors or committees of directors shall require, and shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.


		ARTICLE V


		Negotiable Instruments

	Except as otherwise specially provided by the Board of Directors, all checks, drafts, bills of exchange, promissory notes and other negotiable instruments shall be signed by the Treasurer or an Assistant Treasurer and countersigned by the President or a Vice President of the Company; but in no case shall any one person sign and countersign in the capacity of two officers.


		ARTICLE VI


		Capital Stock

	Section 1. Certificates of Stock. Certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof. The signatures of such President, Vice President, Secretary or Assistant Secretary of the Company may be facsimiles, engraved, lithographed, printed or otherwise imprinted or reproduced on such certificates. If the person who signed the certificate for shares of capital stock no longer holds office when the certificate is issued, the certificate is nevertheless valid. No certificate shall be issued for any share of capital stock until such share is fully paid.

	Each certificate representing shares issued by the Company shall state upon the face thereof: the name of the Company and that the Company is organized under the laws of Arizona, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which such certificate represents. If the Company is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Company will furnish this information to the shareholders on request in writing and without charge.

	The Company may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Company, the Transfer Agent or Agents and Registrar or Registrars against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. The Board of Directors may adopt from time to time rules and regulations relating to lost, stolen or destroyed certificates of the capital stock of the Company or bonds or other evidences of indebtedness of the Company.

	Section 2. Transfers of Stock. All transfers of shares must be made on the books of the Company and be duly signed by the shareholder in person or by a duly authorized attorney of such shareholder, subject to the rules and regulations of the Company relating to transfers in force at the time.
In all cases of transfers, the certificate or certificates representing the shares to be transferred, or any part thereof, must be surrendered for cancellation simultaneously with the making of the transfer. No new certificate shall be issued until the prior certificate has been cancelled.

	Section 3. Closing of Transfer Books. The Board of Directors shall have power to close the transfer books of the Company for a period not exceeding 60 days preceding the date of any meeting of shareholders, or adjournment thereof or the payment of any dividend or other distribution or allotment of any rights or the entitlement of any shareholder to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix a record date pursuant to the provisions of Article VII hereof.

	Section 4. Transfer Agents and Registrars. The Company shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Company shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Company, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by manual or facsimile signature by one of such transfer agents and registered by one of such registrars. The same corporation may at the direction of the Board of Directors, be both transfer agent and registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

		ARTICLE VII


		Record Date

	In order that the Company may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, or to demand a special meeting, to vote or take any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting, or action requiring a determination of shareholders. Only such shareholders of record on the record date shall be entitled to such notice of such meeting to demand a special meeting, to vote or take any other action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

	A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to date more than 120 days after the date fixed for the original meeting.


		ARTICLE VIII


		Distributions

	Pursuant to and upon the conditions of the Restated Articles of Incorporation, as amended, and applicable law, the Board of Directors may authorize and the Company may make distributions to its shareholders. A distribution shall not be made if, after giving it effect, either: (i) the Company would not be able to pay its debts as they become due in the usual course of business, or (ii) the Company's total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the preferential rights or dissolution of shareholders whose preferential rights are superior to those receiving the distribution.


		ARTICLE IX


		Corporate Seal

	The common corporate seal is, and until otherwise ordered by the Board of Directors shall be, an impression circular in form upon paper bearing the words, "UniSource Energy Corporation, Seal."

	The seal shall be in the charge of the Secretary, and a duplicate of the seal may be kept and be used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.



		ARTICLE X


		Offices

	The known and principal place of business of the Company within the State of Arizona shall be 220 West Sixth Street, Tucson, Arizona, but the known place of business may be changed and other offices may be established and maintained in or outside of the State of Arizona at such places as the Board of Directors may designate.


		ARTICLE XI


		Amendments

	These Bylaws may be amended or repealed from time to time by the Board of Directors at any regular, special or annual meeting in any manner not inconsistent with the Articles of Incorporation or applicable law.


	EXHIBIT D









TUCSON ELECTRIC POWER COMPANY
1994 OMNIBUS STOCK AND INCENTIVE PLAN












TUCSON ELECTRIC POWER COMPANY
1994 Omnibus Stock and Incentive Plan

Table of Contents                                               Page
- -----------------                                               ----
Section 1
Establishment, Purpose, and Effective Date of Plan

1.1     Establishment.........................................     1
1.2     Purpose...............................................     1
1.3     Effective Date........................................     1

Section 2
Definitions

2.1     Definitions...........................................     1
2.2     Gender and Number.....................................     3

Section 3
Eligibility and Participation

3.1     Eligibility and Participation.........................     3

Section 4
Administration

4.1     Administration........................................     3

Section 5
Stock Subject to Plan

5.1     Number................................................     4
5.2     Lapsed Awards.........................................     4
5.3     Adjustment in Capitalization..........................     4

Section 6
Duration of Plan

6.1     Duration of Plan......................................     4

Section 7
Stock Options

7.1     Grant of Options......................................     5
7.2     Option Agreement......................................     5
7.3     Exercise Price........................................     5
7.4     Duration of Options...................................     5
7.5     Exercise of Options...................................     5
7.6     Payment...............................................     6
7.7     Restrictions on Stock Transferability.................     6
7.8     Termination of Employment Due to Death,
	Disability, or Retirement....................................     6
7.9     Termination of Employment Other than for
	Death, Disability, or Retirement.............................     7
7.10    Non-Transferability of Options........................     7

Section 8
Stock Appreciation Rights

8.1     Grant of Stock Appreciation Rights....................     7
8.2     Payment of SAR Amount.................................     8
8.3     Form and Timing of Payment............................     8
8.4     Rule 16b-3 Requirements...............................     8
8.5     Term of SAR...........................................     8
8.6     Termination of Employment.............................     8
8.7     Non-Transferability of SARs...........................     8

Section 9
Restricted Stock

9.1     Grant of Restricted Stock.............................     8
9.2     Transferability.......................................     8
9.3     Other Restrictions....................................     9
9.4     Voting Rights.........................................     9
9.5     Dividends and Other Distributions.....................     9
9.6     Termination of Employment Due to Retirement...........     9
9.7     Termination of Employment Due to Death or
	Disability...................................................     9
9.8     Termination of Employment for Reasons Other
	Than Death, Disability, or Retirement........................    10

Section 10
Performance Units and Performance Shares

10.1    Grant of Performance Units or Performance Shares......    10
10.2    Value of Performance Units and Performance Shares.....    10
10.3    Form and Timing of Payment............................    10
10.4    Termination of Employment Due to Death,
	Disability, or Retirement....................................    11
10.5    Termination of Employment for Other Reasons...........    11
10.6    Non-Transferability...................................    11

Section 11
Discounted Stock Options

11.1    Grant of Discounted Stock Options.....................    11
11.2    Pricing of Discounted Stock Options...................    11

Section 12
Beneficiary Designation

12.1    Beneficiary Designation...............................    12

Section 13
Rights of Employees

13.1    Employment............................................    12
13.2    Participant...........................................    12


Section 14
Change in Control

14.1    In General............................................    12
14.2    Definition............................................    12

Section 15
Amendment, Modification, and Termination of Plan

15.1    Amendment, Modification, and Termination of Plan......    13

Section 16
Tax Withholding

16.1    Tax Withholding.......................................    13
16.2    Disposition of Shares.................................    14

Section 17
Indemnification

17.1    Indemnification.......................................    14

Section 18
Requirements of Law

18.1    Requirements of Law...................................    14
18.2    Governing Law.........................................    15

Section 19
Funding

19.1    Funding of Plan.......................................    15



TUCSON ELECTRIC POWER COMPANY
1994 Omnibus Stock and Incentive Plan

Section 1
Establishment, Purpose, and Effective Date of Plan

	1.1 Establishment. Tucson Electric Power Company, an Arizona corporation, hereby establishes the "Tucson Electric Power Company 1994 OMNIBUS STOCK AND INCENTIVE PLAN" (the "Plan") for Employees. The Plan permits the grant of stock options, dividend equivalents, stock appreciation rights, restricted stock, performance units, and performance shares.

	1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees upon whose judgment, interest, and special effort and successful conduct of its operations is largely dependent.

	1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company subject to its ratification by the shareholders of the Company and the receipt of any necessary governmental approvals.

Section 2
Definitions

	2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

	(a) "Award" means any Option, Stock Appreciation Right, Restricted Stock, Performance Unit or Performance Share granted under this Plan.

	(b) "Board" means the Board of Directors of the Company.

	(c) "Code" means the Internal Revenue Code of 1986, as amended.

	(d) "Committee" means the non-Employee independent directors of the Company serving on the Compensation Committee of the Board of Directors. No person, while a member of the Committee, shall be eligible for participation in the Plan, and no person shall become a member of the Committee unless such person meets the requirements for disinterested administration set forth in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

	(e) "Company" means Tucson Electric Power Company, an Arizona
Corporation.

	(f) "Discounted Stock Option" means an Option granted pursuant to
Section 11 of the Plan.

	(g) "Disability" means a condition of total and permanent disability whereby one is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as defined by Section 22(e) of the Internal Revenue Code of 1986, as amended.

	(h) "Employee" means any full-time or part-time employee of the Company or one of its subsidiaries (including any officer or director who is also an employee) that was not hired for a specific job of limited duration, or for a position designated for students.

	(i) "Fair Market Value" means the average of the highest and lowest sales prices of the Stock as reported on the consolidated tape for securities listed on the New York Stock Exchange on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined by utilization of the above formula as of the immediately preceding date on which there were Stock transactions.

	(j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either
(i) an "incentive stock option" within the meaning of Section 422 of the Code, (ii) a "nonstatutory stock option" (an option which is not an incentive stock option) including a Discounted Stock Option, or (iii) any other type of option encompassed by the Code.

	(k) "Participant" means any Employee designated by the Committee to participate in the Plan.

	(l) "Performance Unit" means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee.

	(m) "Performance Share" means a right to receive a payment equal to the value of a Performance Share as determined by the Committee.

	(n) "Period of Restriction" means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

	(o) "Restricted Stock" means Stock granted to a Participant pursuant to
Section 9 of the Plan.

	(p) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment on or after such Employee's early, normal or late retirement date or age as applicable under the terms of the Company's Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116.

	(q) "Stock" means the Common Stock of the Company, no par value.

	(r) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of the share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

	2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3
Eligibility and Participation

	3.1 Eligibility and Participation. All Employees are eligible to participate in the Plan. The Committee shall select and determine, in its sole discretion, those Employees who will participate in the Plan and the extent of their participation.


Section 4
Administration

	4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

	The Committee shall have the authority, in its discretion, to determine the Employees to whom Awards shall be granted, the times when such Awards shall be granted, the number of Awards, the purchase price or exercise price, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, and the other terms and provisions thereof (which need not be identical). The Committee shall have the authority to modify existing Awards, subject to Section 15.1.

Section 5
Stock Subject to Plan

	5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed eight million, subject to adjustment upon occurrence of any of the events indicated in Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

	5.2 Lapsed Awards. Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires or lapses for any reason, or is paid in cash, any Stock subject to such Award again shall be Stock available for the grant of an Award. With respect to Awards made to
Section 16 insiders, shares of such Stock may be reused to the maximum extent permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

	5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price, or the basis upon which the Award is measured shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424(b) of the Code.

Section 6
Duration of Plan

6.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15 hereof, until all Awards hereunder shall have expired or terminated or shall have been exercised or fully vested, and any Stock subject thereto shall have been purchased or acquired pursuant to the provisions thereof. Notwithstanding the foregoing, no Award may be granted under the Plan after February 3, 2004.

Section 7
Stock Options

	7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Company Stock that is permitted by law at the time of grant. To the extent the aggregate Fair
Market Value (determined at the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds $100,000, such Options shall not be deemed incentive stock options. In determining which Options may be treated as non-qualified Options under the preceding sentence, Options will be taken into account in the order of their dates of grant. No incentive stock option may be granted to any person who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by
Section 422 of the Code.

	7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

	7.3 Exercise Price. No Option shall be granted pursuant to the Plan at an Exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted, except Discounted Stock Options described in
Section 11.

	7.4 Duration of Options. Each Option shall expire at such time or times as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

	7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

	7.6 Payment. The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, (ii) in Stock valued at its Fair Market Value on the date of exercise, or (iii) by a combination of (i) and
(ii) at the discretion of the Committee. The Committee in its sole discretion may also permit payment of the purchase price upon exercise of any Option to be made by (i) having shares withheld from the total number of shares of common stock to be delivered upon exercise or (ii) delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from payment of option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

	7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

	7.8 Early Termination of Options on Employment Due to Death, Disability, or Retirement. If a Participant holds any outstanding Option upon a termination of employment due to death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment in accordance with its terms until the earlier of
(i) the expiration date of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

		(a) Death or Disability. If the termination of employment is due to the Participant's death or Disability, any outstanding Option then held by such Participant shall continue to be exercisable (subject to clause (c) below) until twelve (12) months following the Participant's termination of employment.

		(b) Retirement. If the Participant's termination of employment is due to Retirement, any outstanding Option then held by such Participant shall continue to be exercisable (subject to clause (c) below) for three (3) years after such Participant's termination of employment.

		(c) ISO Limit. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after three
(3) months following a termination of employment due to Retirement

	7.9 Early Termination of Options on Termination of Employment Other than for Death, Disability, or Retirement. If a Participant holds any outstanding Option upon termination of employment due to a reason other than death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment until the earlier of (i) the expiration of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

		(a) Resignation, Layoff and Other Events. If the Participant's termination of employment is due to any reason other than the Participant's death, Disability, Retirement or the action of the company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option then held by such Participant shall continue to be exercisable for three (3) months following such Participant's termination of employment.

		(b) Termination by the Company For Cause. If the Participant's employment is terminated by action of the Company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option held by such Participant shall terminate immediately upon such Participant's termination of employment. Termination for cause is defined as termination for conduct that would be punishable as a felony if such conduct occurred outside the workplace, or conduct that could be damaging to either the Company's reputation or financial status. The
Committee has the authority to make the final determination as to whether a termination is for cause for purposes of the Plan.

	7.10 Non-Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Further, all incentive stock options granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

Section 8
Stock Appreciation Rights

	8.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. An SAR grant shall be in writing.

	8.2 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

	(a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by
	(b) The number of shares with respect to which the SAR is exercised.

	8.3 Form and Timing of Payment. At the sole discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

	8.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act.

	8.5 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years.

	8.6 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.8 and 7.9 herein.

	8.7 Non-Transferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, all SARs granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

Section 9
Restricted Stock

	9.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

	9.2 Transferability. Except as provided in Section 9.6 and 9.7 hereof, or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

	9.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities law, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

	9.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

	9.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

	9.6 Termination of Employment Due to Retirement. In the event that a Participant attains normal retirement age under the Company's Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of Early Retirement under the Salaried Employees Pension Plan, any shares of Restricted Stock still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

	9.7 Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Section 9.2 hereof shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion, may waive the restrictions remaining on any or all such remaining shares.

	9.8 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.6 and 9.7 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

Section 10
Performance Units and Performance Shares

	10.1 Grant of Performance Units or Performance Shares. Subject to the provisions of Sections 5 and 6, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

	10.2 Value of Performance Units and Performance Shares. Each Performance Unit and each Performance Share shall have a value determined by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant. The time period during which the performance goals must be met shall be called a performance period and shall be determined by the Committee.

	10.3 Form and Timing of Payment. Payment shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

	10.4 Termination of Employment Due to Death, Disability, or Retirement. In the case of death, Disability, or Retirement, the holder of a Performance Unit or Performance Share (or his beneficiary in the event of death) shall receive pro rata payment based on the number of months' service during the performance period but based on the achievement of performance goals during the entire performance period. Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

	10.5 Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis as set forth in Section 10.4.

	10.6 Non-Transferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, until the termination of the applicable performance period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

Section 11
Discounted Stock Options

	11.1 Grant of Discounted Stock Options. Subject to the provisions of Sections 5 and 6 of the Plan, Discounted Stock Options may be granted to Participants hereunder. Such Discounted Stock Options shall satisfy each of the requirements set forth in Section 7 hereof and the other provisions of this Plan which are applicable to Option awards which are not intended to be incentive stock options, except Section 7.3 of the Plan (which requires the exercise price of an Option to be not less than the Fair Market Value of the Stock covered by the Option).

	11.2 Pricing of Discounted Stock Options. The exercise price of a Discounted Stock Option shall be determined by the Committee and set forth in the stock option agreement with the Participant, but in no event shall such price be less than the greater of $1.00 or 25 percent of the Fair Market Value of the Stock covered by the Option on the date the Discounted Stock Option is granted.

Section 12
Beneficiary Designation

	12.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

Section 13
Rights of Employees

	13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

	13.2 Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 14
Change in Control

	14.1 In General. In the event of a change in control of the Company as defined in Section 14.2 below, all Awards under the Plan shall vest 100%. All Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the change in control, or at target, whichever is higher. Restrictions on Restricted Stock shall lapse. Options and SAR's shall be immediately exercisable by the holder.

	14.2 Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

	(i) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of thirty percent or more of the out-standing Common Stock of the Company;

	(ii) any person (as such term is defined in Section 13(d) of the Ex-change Act, group, corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, purchases shares pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

	(iii) the stockholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

	(iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 24 month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 24 month period.

Section 15
Amendment, Modification, and Termination of Plan

	15.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, provided, however, that any such action of the Board, shall be subject to approval of the shareholders, to the extent required by law.

	No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the holder thereof.

Section 16
Tax Withholding

	16.1 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.

	To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (i) using already owned shares; (ii) through a cashless transaction; or (iii) directing the Company to apply shares of stock to which the Participant is entitled as a result of the exercise of an option or the lapse of a Period of Restriction (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy such requirement.

	16.2 Disposition of Shares. In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or any like transfer) of any shares of Common Stock of the Company (to the extent such shares are deemed to be purchased pursuant to an incentive stock option) acquired by him within two years of the date of grant of the related option or within one year after the acquisition of such shares, he will notify the secretary of the Company no later than 15 days from the date of such disposition of the date or dates and the number of shares disposed of by him and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

Section 17
Indemnification

	17.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satis-faction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 18
Requirements of Law

	18.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any govern-mental agencies or national securities exchanges as may be required.

	18.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

Section 19
Funding

	19.1 Funding of Plan. Except in the case of Awards of Restricted Stock, the Plan shall be unfunded. The Company shall not be required to segregate any of its assets to assure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interest of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.



	EXHIBIT E








TUCSON ELECTRIC POWER COMPANY
1994 OUTSIDE DIRECTOR STOCK OPTION PLAN












TUCSON ELECTRIC POWER COMPANY
1994 Outside Director Stock Option Plan

Table of Contents                                                Page
- ------------------                                               ----
Section 1
Establishment, Purpose, and Effective Date of Plan

1.1     Establishment.........................................     1
1.2     Purpose...............................................     1
1.3     Effective Date........................................     1

Section 2
Definitions

2.1     Definitions...........................................     1

Section 3
Eligibility

3.1     Eligibility...........................................     2

Section 4
Administration

4.1     Administration........................................     2

Section 5
Duration of Plan

5.1     Duration of Plan......................................     2

Section 6
Stock Options

6.1     Initial Grant.........................................     3
6.2     Annual Awards.........................................     3
6.3     Exercise Price........................................     3
6.4     Vesting...............................................     3
6.5     Expiration............................................     3
6.6     Payment...............................................     3
6.7     Agreement.............................................     3
6.8     Lapsed Awards.........................................     4
6.9     Restrictions on Stock Transferability.................     4
6.10    Non-Transferability of Options........................     4
6.11    Beneficiary Designation...............................     4

Section 7
Adjustment in Capitalization

7.1     Adjustment in Capitalization...........................    4

Section 8
Termination of Service

8.1     Termination of Service................................     5

Section 9
Change in Control

9.1     In General............................................     5
9.2     Definition............................................     6

Section 10
Amendment, Modification, and Termination of Plan

10.1    Amendment, Modification, and Termination of Plan......     6

Section 11
Requirements of Law

11.1    Requirements of Law...................................     6
11.2    Governing Law.........................................     6



TUCSON ELECTRIC POWER COMPANY
1994 Outside Director Stock Option Plan

Section 1
Establishment, Purpose and Effective Date of Plan

     1.1 Establishment. Tucson Electric Power Company, an Arizona corporation, hereby establishes the "Tucson Electric Power Company 1994 Outside Director Stock Option Plan" (the "Plan") for non-employee members of the Board.

     1.2 Purpose. The purpose of the Plan is to enable the Company to attract and retain highly qualified non-employee members of the Board by providing to them a significant equity interest in the Company, and to help provide such non-employee members of the Board of Directors with reasonable and fair compensation.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of the Company (the "Effective Date") subject to its ratification by the shareholders of the Company and the receipt of any necessary governmental approvals.

Section 2
Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

	(i) "Annual Award Date" means the first and each succeeding anniversary of the Initial Award Date.

	(ii) "Board" means the Board of Directors of the Company.

	(iii) "Company" means Tucson Electric Power Company, an Arizona corporation.

	(iv) "Eligible Directors" means those non-employee members of the Board who are eligible to participate in the Plan under Section 3 hereof.

	(v) "Fair Market Value" means the average of the highest and lowest sales prices of the Stock as reported on the consolidated tape for securities listed on the New York Stock Exchange on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined by utilization of the above formula as of the immediately preceding date on which there were Stock transactions.

	(vi) "Ineligible Directors" means those non-emeritus members of the Board who are not eligible to participate in the Plan.

	(vii) "Initial Award Date" means the first business day of the calendar month following the ratification of the Plan by the shareholders of the Company and the receipt of any necessary governmental approvals.

	(viii) "Option" means a "nonstatutory stock option" (an option which is not an incentive stock option as described under Section 422 of the Internal Revenue Code of 1986, as amended).

	(ix) "Stock" means the Common Stock of the Company, no par value.

Section 3
Eligibility

     3.1 Eligibility. All members of the Board are eligible to participate in the Plan, unless they are common law employees of the Company or emeritus directors of the Company.

Section 4
Administration

     4.1 Administration. The Ineligible Directors shall be responsible for the administration of the Plan. The Ineligible Directors, by majority action thereof, are authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Ineligible Directors in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

	The Ineligible Directors may, from time to time, appoint a Company employee to administer, construe and/or interpret the terms of the Plan.

Section 5
Duration of Plan

     5.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to terminate the Plan pursuant to Section 10 hereof, provided, however, that no Option may be granted under the Plan on or after the tenth
(10th) anniversary of the Plan's effective date.

Section 6
Stock Options

     6.1 Initial Grant. On the Initial Award Date, each Eligible Director shall receive Options to purchase 6,000 shares of Stock, which shall be exercisable on the terms set forth herein. Each individual who becomes an Eligible Director after the Initial Award Date shall receive initial Options to purchase 6,000 shares of Stock on the date he becomes an Eligible Director. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose.

     6.2 Annual Awards. On each Annual Award Date following the Initial Award Date, each person who is an Eligible Director on that date shall receive Options to purchase 6,000 shares of Stock, which shall be exercisable on the terms set forth herein.

     6.3 Exercise Price. Each Option granted hereunder shall have an exercise price equivalent to the Fair Market Value of the Stock on the day such Option is granted.

     6.4 Vesting. Awards made on the Initial Award Date, on the date of initial grant to an Eligible Director after the Initial Award Date, and on any Annual Award Date shall vest ratably and become exercisable in 1 /3 increments on each anniversary of the date of Grant.

     6.5 Expiration. Except as otherwise provided in Section 8.1 hereof, Options granted hereunder shall expire ten years from the date of the award of the Option.

     6.6 Payment. The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, (ii) in Stock valued at its Fair Market Value on the date of exercise or (iii) by a combination of (i) and
(ii) at the discretion of the Ineligible Directors. The Ineligible Directors in their sole discretion may also permit payment of the purchase price upon exercise of any Option to be made by (i) having shares withheld from the total number of shares of Stock to be delivered upon exercise or (ii) delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from payment of option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

     6.7 Agreement. Options awarded under this Plan will be evidenced by an agreement in writing, signed by the Option holder and a duly authorized representative of the Company.

     6.8 Lapsed Awards. Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award.

     6.9 Restrictions on Stock Transferability. The Ineligible Directors shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     6.10 Non-Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or the rules thereunder.

     6.11 Beneficiary Designation. Each Eligible Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Ineligible Directors, and will be effective only when filed by the participant in writing with the Ineligible Directors during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

Section 7
Adjustment in Capitalization

     7.1 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock to be granted, the aggregate number of shares subject to each outstanding Option, and its stated exercise price, shall be adjusted appropriately by the Ineligible Directors, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 8
Termination of Service

     8.1 Termination of Service. If the service of an Eligible Director is terminated for any reason other than involuntarily for cause, the rights under any then outstanding Option which has vested under Section 6.4 hereof shall terminate upon the expiration date of the Option or six months after the termination of service as an Eligible Director, whichever occurs first. Where the service of an Eligible Director is terminated by reason of death, the rights under any outstanding Option which has vested at the time of the Eligible Director's death may be exercised by the Eligible Director's personal representative within the time permitted under this paragraph. Where termination of services as an Eligible Director is involuntary for cause, rights under all Options shall terminate immediately upon termination of service.

Section 9
Change in Control

     9.1 In General. In the event of a change in control of the Company as defined in Section 9.2 below, all Options under the Plan shall vest 100%, and shall be immediately exercisable by the holder.

     9.2 Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

	(i) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securi-ties Exchange Act of 1934, as amended (the "Exchange Act") disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of thirty percent or more of the outstanding Common Stock of the Company;

	(ii) any person (as such term is defined in Section 13(d) of the Ex-change Act, group, corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, purchases shares pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act, as amended in the case of rights to acquire Common Stock);

	(iii) the stockholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

	(iv) there shall have been a change in a majority of the members of the Board within a 24 month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 24 month period.

Section 10
Amendment, Modification. and Termination of Plan

     10.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time amend or modify the Plan, provided, however, that any such action of the Board shall be subject to approval of the shareholders, to the extent required by Rule 16b-3 of the Exchange Act or otherwise by law.

	No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Option holder. In no event shall the provisions of this Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

Section 11
Requirements of Law

     11.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.




	PART II

	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

	Article SIXTH of the Restated Articles of Incorporation of UniSource Energy Corporation will provide, in part, as follows:

	(B) No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SIXTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

	(C)(1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any individual who is or was a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any Proceeding (as hereinafter defined) because such individual is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all Liability (as hereinafter defined) incurred by such individual in connection with such Proceeding.

		As used in this paragraph (C) of Article SIXTH, (a) the term "Expenses" includes attorneys' fees and all other costs and expenses reasonably related to a Proceeding, (b) the term "Liability" means the obligation to pay a judgment, settlement, penalty or fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable Expenses incurred with respect to a Proceeding, and includes without limitation obligations and Expenses that have not yet been paid but that have been or may be incurred, and (c) the term "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any action, suit or proceeding by or in the right of the Corporation and including, further, any appeal in connection with any such action, suit or proceeding.


       (2) The Corporation shall, to the maximum extent permitted by applicable law, pay any Expenses incurred by a director or officer of the Corporation in defending any such Proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such individual to repay such advances if it is ultimately determined that such individual did not meet any standard of conduct prescribed by applicable law and upon the satisfaction of such other conditions as may be imposed by applicable law.

       (3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SIXTH to employees and agents of the Corporation (each individual entitled to benefits under this paragraph
(C) being hereinafter sometimes called an "Indemnified Person").

       (4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

       (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any individual who is an Indemnified Person against any Liability asserted against or incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. The Corporation's indemnity of any individual who is an Indemnified Person shall be reduced by any amounts such individual may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such individual.

       (6) The rights to indemnification and to the advancement of Expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

       (7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of Expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

Item 21. Exhibits and Financial Statement Schedules.

	(a) Exhibits

	Reference is made to the Exhibit Index on page II-5 hereof.

Item 22. Undertakings.

	The undersigned Registrant hereby undertakes:

	(1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
(the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

	(3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, and 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

	(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


	POWER OF ATTORNEY

	Each director and/or officer of the Registrant whose signature appears below hereby appoints the Agents for Service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on March 22, 1995.

	UNISOURCE ENERGY CORPORATION


	By:     Joseph Mirrione
		Joseph Mirrione
		President and Assistant Secretary

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature


	Title


	Date
	 Joseph Mirrione
	Joseph Mirrione


Director, President and Assistant
Secretary (Principal Executive Officer)


	March 22, 1995
	Howard Wagner
	Howard Wagner


Director, Vice President, Secretary and
Treasurer (Principal Financial and
Accounting Officer)


	March 22, 1995
	Oriel Thomas
	Oriel Thomas


Director, Vice President and Assistant Secretary


	March 22, 1995


	EXHIBIT INDEX

	The Exhibits designated by an asterisk are filed herewith. Exhibits not so designated have been provided to the Commission, and are incorporated herein by reference.

Exhibit No.           Document


 2(a)          - Agreement and Plan of Exchange between Tucson Electric Power
		  Company and UniSource Energy Corporation (incorporated by reference to Annex A to the Proxy Statement/ Prospectus included herein).

*3(a)(1)       - Articles of Incorporation of the Registrant.

 3(a)(2)       - Form of Restated Articles of Incorporation of the Registrant
             		  (incorporated by reference to Annex B to the Proxy Statement/
		               Prospectus included herein).

*3(b)(1)       - Bylaws of the Registrant.

 3(b)(2)       - Form of Bylaws, as amended, of the Registrant (incorporated
              		 by reference to Annex C to the Proxy Statement-Prospectus
		               included herein).

*5(a)          - Opinion of Dennis R. Nelson, Esq.

*5(b) and 8    - Opinion of Reid & Priest LLP.

*23(a)         - The consents of Dennis R. Nelson, Esq. and Reid & Priest LLP
             		  are contained in their opinions filed as Exhibit 5(a) and
             		  Exhibits 5(b) and 8, respectively.

*23(b)         - Independent Auditors' Consent.

 24            - Power of Attorney is contained herein at page II-4.

*99            - Forms of Proxy.